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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Soliciting Material Pursuant to §240.14a-12

Oshkosh Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Oshkosh Corporation

December 19, 2008

Dear Fellow Oshkosh Corporation Shareholder:

              You are cordially invited to attend our Annual Meeting of Shareholders on Tuesday, February 3, 2009 at 10:00 a.m. (Central Standard Time) at the Hilton Garden Inn, 1355 West 20th Avenue, Oshkosh, Wisconsin 54902.

              At the Annual Meeting, we will ask you to: (1) elect twelve directors, (2) approve the 2009 Incentive Stock and Awards Plan, (3) ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending September 30, 2009, (4) vote on a shareholder proposal, if properly presented at the Annual Meeting, and (5) take action upon any other business as may properly come before the Annual Meeting.

              We also will review our progress during the past year and answer your questions.

              The accompanying materials include the Notice of Annual Meeting of Shareholders and Proxy Statement. The Proxy Statement describes the business that we will conduct at the Annual Meeting. It also provides information about us that you should consider when you vote your shares.

              Again this year, we are furnishing proxy materials to our shareholders over the Internet. This process expedites the delivery of proxy materials, materials remain easily accessible to shareholders, and shareholders receive clear instructions for receiving materials and voting.

              On December 19, 2008, we mailed our Notice of Internet Availability of Proxy Materials, which contains instructions for our shareholders' use of this new process, including how to access our 2008 Proxy Statement and Annual Report and how to vote online. In addition, the Notice of Internet Availability of Proxy Materials contains instructions on how you may (i) receive a paper copy of the Proxy Statement and Annual Report, if you received only a Notice of Internet Availability of Proxy Materials this year, or (ii) elect to receive your Proxy Statement and Annual Report only over the Internet, if you received them by mail this year.

              It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, we hope that you will vote on the matters to be considered. You may vote your shares over the Internet or by a toll-free telephone number. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding all three methods of voting are contained in the Notice of Internet Availability of Proxy Materials.

Sincerely,

Robert G. Bohn Chairman and Chief Executive Officer	Bryan J. Blankfield Executive Vice President, General Counsel and Secretary

Oshkosh Corporation

December 19, 2008

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

              The 2009 Annual Meeting of Shareholders of Oshkosh Corporation will be held at the Hilton Garden Inn, 1355 West 20th Avenue, Oshkosh, Wisconsin, on Tuesday, February 3, 2009 at 10:00 a.m. (Central Standard Time) for the following purposes:

    1.
    To elect our Board of Directors;

    2.
    To approve the 2009 Incentive Stock and Awards Plan;

    3.
    To ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending September 30, 2009;

    4.
    To vote on a shareholder proposal, if properly presented at the Annual Meeting; and

    5.
    To consider and act upon such other business as may properly come before the Annual Meeting.

              Shareholders of record at the close of business on December 9, 2008 are entitled to vote at the Annual Meeting.

              Whether or not you plan to attend the meeting, we urge you to vote your shares over the Internet or via the toll-free telephone number, as we describe in the accompanying materials and the Notice of Internet Availability of Proxy Materials. As an alternative, if you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. No postage is necessary if mailed in the United States. Voting over the Internet, via the toll-free telephone number or mailing a proxy card will not limit your right to vote in person or to attend the Annual Meeting.

By Order of the Board of Directors,

Bryan J. Blankfield
Executive Vice President, General Counsel
    and Secretary
Oshkosh Corporation
2307 Oregon Street
Oshkosh, WI 54903-2566

PROXY STATEMENT
TABLE OF CONTENTS

VOTING PROCEDURES	1
GOVERNANCE OF THE COMPANY	3
The Board of Directors	3
Nominees	5
Committees of the Board of Directors	8
Committee Membership	8
Audit Committee	9
Executive Committee	9
Governance Committee	9
Human Resources Committee	10
Corporate Governance Documents	11
Policies and Procedures Regarding Related Person Transactions	11
REPORT OF THE AUDIT COMMITTEE	12
Audit and Non-Audit Fees	12
Pre-approval of Services by the Independent Registered Public Accounting Firm	12
STOCK OWNERSHIP	14
Stock Ownership of Directors, Executive Officers and Other Large Shareholders	14
Section 16(a) Beneficial Ownership Reporting Compliance	16
REPORT OF THE HUMAN RESOURCES COMMITTEE	16
EXECUTIVE COMPENSATION	17
Compensation Discussion and Analysis	17
Introduction	17
Oversight	17
Compensation Philosophy and Objectives	18
Annual Compensation Plans Design Review	18
Determining Pay Levels	19
Base Salary	20
Annual Cash Incentive Awards	21
Equity-Based Long-Term Incentive Awards	24
Stock Options	25
Performance Share Awards	26
Retirement Benefits	26
Deferred Compensation	27
Certain Perquisites and Benefit Programs	27
Executive Employment and Severance Agreements and Other Agreements	27
Employment Agreements	27
Severance Agreements	28
Stock Ownership Guidelines	29
Tax Treatment of Compensation	29
Conclusion	29
Summary Compensation Table	30
Grants of Plan Based Awards	32
Outstanding Equity Awards at September 30, 2008	33
Option Exercises and Stock Vested Table	35
Pension Benefits	36

ii

Non-Qualified Deferred Compensation		38
Potential Payments Upon Termination or Change in Control		40
DIRECTOR COMPENSATION		51
Retainer and Meeting Fees		53
Stock Options		53
Restricted Stock Awards		53
Deferred Compensation Plan		53
PROPOSALS REQUIRING YOUR VOTE		54
Proposal 1:	Election of Directors	54
Proposal 2:	Approval of the 2009 Incentive Stock and Awards Plan	54
Proposal 3:	Ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending September 30, 2009	64
Proposal 4:	Shareholder Proposal	65
OTHER MATTERS		69
COST OF SOLICITATION		70
OSHKOSH CORPORATION 2009 INCENTIVE STOCK AND AWARDS PLAN		A-1

iii

PROXY STATEMENT

              We are providing these proxy materials in connection with the solicitation by the Board of Directors of Oshkosh Corporation of proxies to be voted at our 2009 Annual Meeting of Shareholders, which will take place at the Hilton Garden Inn, 1355 West 20th Avenue, Oshkosh, Wisconsin, on Tuesday, February 3, 2009 at 10:00 a.m. (Central Standard Time).

              We are mailing the Notice of Internet Availability of Proxy Materials to shareholders of record and beneficial owners of our Common Stock on or about December 19, 2008. The Notice of Internet Availability of Proxy Materials instructs shareholders and beneficial owners of our Common Stock on how they may access our proxy materials, which include our Proxy Statement and Annual Report, over the Internet. You will not receive a printed copy of the proxy materials unless you request to receive these materials in hard copy by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Instead, the Notice of Internet Availability of Proxy Materials will instruct you on how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs how you may submit your proxy via telephone or the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such proxy materials in the Notice of Internet Availability of Proxy Materials.

VOTING PROCEDURES

Who Can Vote

              Only holders of record of our Common Stock at the close of business on December 9, 2008, the record date for voting at the Annual Meeting, are entitled to vote at the Annual Meeting. On the record date 74,428,838 shares of Common Stock were entitled to vote.

Determining the Number of Votes You Have

              Your Notice of Internet Availability of Proxy Materials indicates the number of shares of Common Stock that you own. Each share of Common Stock has one vote.

How to Vote

              Via the Internet – Shareholders can simplify their voting by voting their shares via the Internet as instructed in the Notice of Internet Availability of Proxy Materials. The Internet procedures are designed to authenticate a shareholder's identity to allow shareholders to vote their shares and confirm that their instructions have been properly recorded.

              Internet voting facilities for shareholders of record are available 24 hours a day and will close at 11:59 p.m. (EST) on February 2, 2009. You may access this Proxy Statement and related materials by going to http://www.investoreconnect.com and entering the control number as shown on your Notice of Internet Availability of Proxy Materials. You will then be directed to select a link to www.proxyvote.com where you will be able to vote on the proposals presented here.

              By Telephone – The Notice of Internet Availability of Proxy Materials includes a toll-free number you may call to request printed copies of proxy materials. The printed proxy materials include a different toll-free number that you can call for voting.

              By Mail – Shareholders who receive a paper proxy card may elect to vote by mail and should complete, sign and date their proxy card and mail it in the pre-addressed envelope that accompanies the delivery of paper proxy cards. Proxy cards submitted by mail must be received by the time of the Annual Meeting in order for your shares to be voted. Shareholders who hold shares beneficially in street name may vote by mail by requesting a paper proxy card according to the instructions contained in the Notice of Internet Availability of Proxy Materials received from your broker or other agent, and then completing, signing and dating the voting instruction card provided by the brokers or other agents and mailing it in the pre-addressed envelope provided.

              If you vote via the Internet, by telephone or by mailing a proxy card, we will vote your shares as you direct. For the election of directors, you can specify whether your shares should be voted for all, some or none of the nominees for director listed. With respect to the other items being submitted for shareholder vote, you may vote "for" or "against" any proposal or you may abstain from voting on any proposal.

              If you submit a proxy via the Internet, by telephone or by mailing a proxy card without indicating your instructions, we will vote your shares consistent with the recommendations of our Board of Directors as stated in this Proxy Statement and in the Notice of Internet Availability of Proxy Materials, specifically in favor of our nominees for directors, in favor of the approval of the 2009 Incentive Stock and Awards Plan, in favor of the ratification of the appointment of Deloitte & Touche LLP as our independent auditors and against the shareholder proposal, if the shareholder proposal is properly presented at the Annual Meeting. If any other matters are properly presented at the Annual Meeting for consideration, then our officers named on your proxy will have discretion to vote for you on those matters. As of the date of the Notice of Internet Availability of Proxy Materials, we knew of no other matters to be presented at the Annual Meeting.

              At the Annual Meeting – Shares held in your name as the shareholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares giving you the right to vote the shares and bring such proxy to the Annual Meeting.

Revocation of Proxies

              You can revoke your proxy at any time before it is exercised at the Annual Meeting by doing any of the following: (1) you can submit a valid proxy with a later date; (2) you can notify our Secretary in writing at the address on the Notice of Annual Meeting of Shareholders that is part of these materials that you have revoked your proxy; or (3) you can vote in person by written ballot at the Annual Meeting.

Quorum

              To carry on the business of the Annual Meeting, a minimum number of shares of Common Stock, constituting a quorum, must be present. The quorum for the Annual Meeting is a majority of the votes represented by the outstanding shares of our Common Stock. This majority may be present in person or by proxy. Abstentions and "broker non-votes" (when a broker has delivered a proxy that it does not have authority to vote on the proposal in question) are counted as present in determining whether or not there is a quorum.

Required Vote

              Proposal 1: Election of Directors.    The twelve nominees for director who receive the most votes of all votes cast for directors will be elected. If you do not vote for a particular nominee, or if you indicate via telephone, the Internet or on your proxy card that you want to withhold authority to vote for a particular nominee, then your vote will not count for the nominee. Pursuant to our By-Laws, written notice by shareholders of qualifying nominations for election to our Board of Directors must have been received by our Secretary by November 5, 2008. We did not receive any such nominations, and no other nominations for election to our Board of Directors may be made by shareholders at the Annual Meeting.

              If any director nominee decides that he or she does not want to stand for this election, then the persons you name as proxies via telephone, the Internet or on your proxy card will vote for substitute nominees. As of the date of the Notice of Internet Availability of Proxy Materials, we knew of no nominee who did not intend to stand for election.

              Proposal 2: Approval of the 2009 Incentive Stock and Awards Plan.    The votes cast "for" this proposal must exceed the votes cast "against" to approve the 2009 Incentive Stock and Awards Plan, provided that a majority of the outstanding shares of Common Stock are voted on the proposal. Abstentions and broker non-votes do not constitute a vote "for" or "against" the proposal and will be disregarded in the calculation of "votes cast."

              Proposal 3: Ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending September 30, 2009.    The votes cast "for" must exceed the votes cast "against" to approve the ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending September 30, 2009. Abstentions and broker non-votes do not constitute a vote "for" or "against" the proposal and will be disregarded in the calculation of "votes cast."

              Proposal 4: Shareholder Proposal.    The votes cast "for" the proposal must exceed the votes cast "against" the proposal to pass. Abstentions and broker non-votes do not constitute a vote "for" or "against" the proposal and will be disregarded in the calculation of "votes cast." The proposal must be properly presented at the Annual Meeting in order to be voted upon.

Voting by Employees Participating in the Oshkosh Corporation Employee Stock Purchase Plan

              If you are an employee of Oshkosh Corporation or one of our subsidiaries and participate in our Employee Stock Purchase Plan, your Notice of Internet Availability of Proxy Materials will indicate the aggregate number of shares of Common Stock credited to your account under that Plan as of December 9, 2008, the record date for voting at the Annual Meeting. If you timely submit a proxy via the Internet, by telephone or by mailing a proxy card, your shares will be voted as you have directed.

GOVERNANCE OF THE COMPANY

The Board of Directors

              Our Board of Directors is presently comprised of thirteen directors. Eleven of the directors are not employees of our company, although J. Peter Mosling, Jr. was an employee and officer of our company until his retirement in 1994. Robert G. Bohn, our Chairman and Chief Executive Officer, and Charles L. Szews, our President and Chief Operating Officer, also are directors. Our Board of Directors has determined that each of the eleven non-employee directors does not have a material relationship with us and is independent under New York Stock Exchange ("NYSE") listing standards. Our Board of Directors has adopted standards to assist in determining the independence of directors. Under these standards, the following relationships that currently exist or that have existed, including during the preceding three years, will not be considered to be material relationships that would impair a director's independence:

1.
A family member of the director is or was an employee (other than an executive officer) of our company.

2.
A director, or a family member of the director, receives or received less than $100,000 during any twelve-month period in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service with us). Compensation received by (a) a director for former service as an interim Chairperson or Chief Executive Officer or other executive officer of our company or (b) a family member of the director for service as a non-executive employee of our company need not be considered.

3.
A director, or a family member of the director, is a former partner or employee of our internal or external auditor but did not personally work on our audit within the last three years; or a family member of a director is employed by an internal or external auditor of our company but does not participate in such auditor's audit, assurance or tax compliance practice.

4.
A director, or a family member of the director, is or was an employee, other than an executive officer, of another company where any of our present executives serve on that company's compensation committee.

5.
A director is or was an executive officer, employee or director of, or has or had any other relationship (including through a family member) with, another company that makes payments (other than contributions to tax exempt organizations) to, or receives payments from, us for property or services in an amount which, in any single fiscal year, does not exceed the greater of $1 million or 2% of such other company's consolidated gross revenues. Both the payments and the consolidated gross revenues to be measured are those reported in the last completed fiscal year.

6.
A director is or was an executive officer, employee or director of, or has or had any other relationship (including through a family member) with, a tax exempt organization to which our company's and its foundation's contributions in any single fiscal year do not exceed the greater of $1 million or 2% of such organization's consolidated gross revenues.

7.
A director is one of our shareholders.

8.
A director has a relationship that currently exists or that has existed (including through a family member) with a company that has a relationship with us, but the director's relationship with the other company is through the ownership of the stock or other equity interests of that company that constitutes less than 10% of the outstanding stock or other equity interests of that company.

9.
A family member of the director, other than his or her spouse, is an employee of a company that has a relationship with us but the family member is not an executive officer of that company.

10.
A family member of the director has a relationship with us but the family member is not an immediate family member of the director. An "immediate family member" includes a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-laws, and anyone (other than domestic employees) who shares such person's home.

11.
Any relationship that a director (or an immediate family member of the director) previously had that constituted an automatic bar to independence under NYSE listing standards after such relationship no longer constitutes an automatic bar to independence in accordance with NYSE listing standards.

              Our Board of Directors met six times during fiscal 2008. All directors attended at least 75% of the meetings of the Board and committees on which they served during fiscal 2008. Our Board of Directors has a policy that directors should attend our Annual Meeting of Shareholders. All of the directors attended our 2008 Annual Meeting of Shareholders.

              Our non-management directors, all of whom are independent directors, met in executive session, without the presence of our officers on three occasions during fiscal 2008. Michael W. Grebe, the Chair of the Governance Committee and our Presiding Director, presided over executive meetings of the non-management directors. If a shareholder or other interested party wishes to communicate with our Board of Directors, the shareholder or other interested party may send correspondence to the Secretary, Oshkosh Corporation, 2307 Oregon Street, P.O. Box 2566, Oshkosh, Wisconsin 54903-2566. Our Secretary will submit the shareholder's correspondence to the Board or the appropriate Committee as applicable. Pursuant to our Corporate Governance Guidelines, Michael W. Grebe, as Chair of the Governance Committee, acts as the Presiding Director of our Board of Directors. Shareholders or other interested parties may communicate directly with the Presiding Director by sending correspondence to Presiding Director, Board of Directors, c/o Secretary, Oshkosh Corporation, 2307 Oregon Street, P.O. Box 2566, Oshkosh, Wisconsin 54903-2566.

              The name, age, principal occupation and length of service of each nominee for election to our Board of Directors, together with certain other biographical information, is set forth below. Due to other commitments in the upcoming year, Mr. Cornog is not standing for reelection to the Board. As a result, there will be one vacancy on the Board of Directors. Our Board of Directors has not at this time nominated a candidate to fill the vacancy, but the Governance Committee will continue the process of identifying a qualified candidate. Because that process is not complete, there is one fewer nominee for election to the Board than there are available positions on the Board of Directors. Regardless of this vacancy, you may vote your shares only for the number of nominees for director named in this Proxy Statement.

Nominees

Name	Age	Office, if any, held in our company
J. William Andersen	70
Robert G. Bohn	55	Chairman and Chief Executive Officer
Richard M. Donnelly	65
Frederick M. Franks, Jr.	72
Michael W. Grebe	68
Kathleen J. Hempel	58
Harvey N. Medvin	72
J. Peter Mosling, Jr.	64
Craig P. Omtvedt	58
Timothy J. Roemer	52
Richard G. Sim	64
Charles L. Szews	52	President and Chief Operating Officer

              J. WILLIAM ANDERSEN – Mr. Andersen has served as a director of our company since 1976 and had been the Executive Director of Development, University of Wisconsin-Oshkosh from 1980 through his retirement in 1994.

              ROBERT G. BOHN – Mr. Bohn joined our company in 1992 as Vice President-Operations. He was appointed President and Chief Operating Officer in 1994. He was appointed our President and Chief Executive Officer in 1997, and Chairman of the Board of Directors in 2000. On October 1, 2007 Mr. Bohn's title was changed to Chairman and Chief Executive Officer. Prior to joining our company, Mr. Bohn held various executive positions with Johnson Controls, Inc. from 1984 until 1992. He has served as a director of our company since 1995 and is also a director of Carlisle Companies, Inc. and Menasha Corporation.

              RICHARD M. DONNELLY – Mr. Donnelly has served as a director of our company since 2001. From 1961 until his retirement in 1999, he held various positions with General Motors Corporation, a manufacturer of motor vehicles, including most recently as President and Group Executive of General Motors, Europe, a division of General Motors Corporation. Mr. Donnelly is an Industrial Partner in Ripplewood Holdings LLC, a private equity investment firm located in New York, New York, where he is responsible for its global automotive supply business. He is also Chairman of Niles Co., Ltd. and Honsel International Technologies S.A., a director of Asahi Tec Corporation, and a Trustee of Colonial Williamsburg Foundation.

              FREDERICK M. FRANKS, JR. – Gen. (Ret.) Franks has served as a director of our company since 1997. He was the Commander of the U.S. Army Training and Doctrine Command from 1991 to 1994 and commanded the U.S. Army VII Corps during Operation Desert Storm. He retired from the Army in 1994. Gen. (Ret.) Franks is self-employed and co-author of Into the Storm, A Study in Command with Tom Clancy. Gen. (Ret.) Franks is also the Chairman of the American Battle Monuments Commission, is President of the Amputee Panel of the Defense Health Board, and teaches a Battle Command course at West Point.

              MICHAEL W. GREBE – Mr. Grebe has served as a director of our company since 1990. He was a partner in the national law firm of Foley & Lardner LLP from 1977 until his retirement in 2002. Mr. Grebe has served since 2002 as President and Chief Executive Officer of the Lynde and Harry Bradley Foundation, a private foundation based in Milwaukee. Mr. Grebe is also a director of the Lynde and Harry Bradley Foundation and Church Mutual Insurance Company. In addition, Mr. Grebe is a director of the Philanthropy Roundtable, a non-profit organization.

              KATHLEEN J. HEMPEL – Ms. Hempel has served as a director of our company since 1997. She was Vice Chairman and Chief Financial Officer of Fort Howard Corporation, a manufacturer of paper and paper products, from 1992 until its merger into Fort James Corporation in 1997. She is a director of Whirlpool Corporation.

              HARVEY N. MEDVIN – Mr. Medvin has served as a director of our company since 2004. Mr. Medvin was Executive Vice President and Chief Financial Officer of Aon Corporation (and its corporate predecessor), a provider of risk management services and insurance brokerage, from 1982 until his retirement in 2003. He is a director of The Warranty Group, Inc. (a subsidiary of Onex Corporation) and a director of Schwarz Supply Source. Mr. Medvin is also a director of two non-profit organizations: Evanston Northwestern Health Care and Ravinia Festival.

              J. PETER MOSLING, JR. – Mr. Mosling has served as a director of our company since 1976, having joined our company in 1969. He served in various senior executive capacities during his employment with our company through his retirement in 1994.

              CRAIG P. OMTVEDT – The Board of Directors elected Mr. Omtvedt as a director of our company in May 2008. Mr. Omtvedt currently serves as Senior Vice President and Chief Financial Officer for Fortune Brands, Inc., a leading consumer products company, a position he has held since 2000. He has been with Fortune Brands since 1989 serving in various capacities, including: Director, Audit; Deputy Controller; Vice President, Deputy Controller and Chief Internal Auditor; Vice President and Chief Accounting Officer; and Senior Vice President and Chief Accounting Officer. Mr. Omtvedt previously served in financial positions of increased responsibility at both The Pillsbury Company and Sears, Roebuck & Company. In addition, Mr. Omtvedt serves as a director and audit committee chair for General Cable Corp. and is a member of the Standard & Poor's CFO Advisory Council. He is also actively involved with the Boys & Girls Club of America, serving as a National Trustee. Mr. Omtvedt's nomination to the Board was recommended by the Governance Committee based upon a search performed by a third-party search firm at the direction of the Governance Committee.

              TIMOTHY J. ROEMER – Mr. Roemer has served as a director of our company since 2007. Since 2003, Mr. Roemer has served as President of the Center for National Policy, a non-profit, non-partisan public policy organization dedicated to engaging the nation's leaders with practical policy solutions on global security. In addition, Mr. Roemer currently serves as a distinguished fellow at the Mercatus Center at George Mason University, a non-profit research and educational institution dedicated to improving public policy outcomes. He also served as a Trustee of the National Trust for Historic Preservation. In addition, he served the country as a member of the 9/11 Commission. Mr. Roemer was a representative from the State of Indiana in the United States House of Representatives from 1991 until 2003.

              RICHARD G. SIM – Mr. Sim has served as a director of our company since 1997. From 1998 until 2003, he was Chairman, President and Chief Executive Officer of APW, Ltd., an electronic contract manufacturer. Mr. Sim served as Chairman and a member of the board of directors of Actuant Corporation, a manufacturer of hydraulic equipment, from 1987 until 2002.

              CHARLES L. SZEWS – Mr. Szews has served as a director of our company since 2007. Mr. Szews joined our company in 1996 as Vice President and Chief Financial Officer. He was appointed Executive Vice President in 1997, a position in which he served until his appointment to his current position as President and Chief Operating Officer in October 2007. Prior to joining our company, Mr. Szews spent eight years at Fort Howard Corporation holding a series of executive positions. Prior to Fort Howard Corporation, Mr. Szews was an auditor with Ernst & Young serving in various offices and capacities over a ten-year period. Mr. Szews is on the board of directors of Gardner Denver, Inc.

              None of our directors or executive officers has any family relationship with any other director or executive officer.

Committees of the Board of Directors

              Our Board of Directors has four standing committees: the Audit Committee, the Executive Committee, the Governance Committee and the Human Resources Committee. The members and responsibilities of these Committees as of the date of the Notice of Internet Availability of Proxy Materials are set forth below.

Committee Membership (*Indicates Chair)

Audit Committee	Governance Committee
J. William Andersen	Richard M. Donnelly
Michael W. Grebe	Frederick M. Franks, Jr.
Harvey N. Medvin*	Michael W. Grebe*
Craig P. Omtvedt	J. Peter Mosling, Jr.
Richard G. Sim	Timothy J. Roemer
Executive Committee	Human Resources Committee
Robert G. Bohn*	Robert A. Cornog
Michael W. Grebe	Richard M. Donnelly
Kathleen J. Hempel	Frederick M. Franks, Jr.
Harvey N. Medvin	Kathleen J. Hempel*

Audit Committee

              The Audit Committee oversees the fulfillment by management of its financial reporting and disclosure responsibilities and its maintenance of an appropriate internal control system. It assists Board oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements and our independent registered public accounting firm's qualifications and independence. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm, which reports directly to the Audit Committee. It oversees the activities of our internal audit function, which currently is provided under contract by Ernst & Young, LLP. The Audit Committee has a charter that specifies its responsibilities and the Audit Committee believes it fulfills its charter. All members of the Audit Committee are independent directors as defined under NYSE listing standards and SEC rules. All members of the Audit Committee are financially literate under the applicable NYSE listing standards. Our Board of Directors has determined that Harvey N. Medvin, Craig P. Omtvedt and Richard G. Sim are "audit committee financial experts" as defined under SEC rules.

              The Audit Committee met nine times during fiscal 2008. Our independent registered public accounting firm and internal auditors met with the Audit Committee with and without representatives of management present. See "Report of the Audit Committee" on page 12.

Executive Committee

              The Executive Committee exercises certain delegated powers and authority to act when a decision is essential and it is not possible to convene a meeting of the full Board in a timely manner. Actions of the Executive Committee require unanimous consent of all members and do not require ratification by the Board, but may be amended, rescinded or revoked by the Board. The Executive Committee did not meet during fiscal 2008. With the exception of Mr. Bohn, the members of the Executive Committee are independent directors as defined under NYSE listing standards.

Governance Committee

              The Governance Committee identifies individuals qualified to become Board members and recommends nominees to the Board for election as directors. It also oversees the evaluation of the performance of the Board, makes recommendations to the Board regarding Board and Committee structure, including Committee charters and corporate governance, and is responsible for conducting an annual Board self-evaluation. The Governance Committee has developed, and the Board adopted, a set of corporate governance guidelines applicable to us. The Governance Committee met four times during fiscal 2008. All members of the Governance Committee are independent directors as defined under NYSE listing standards and SEC rules.

              The Governance Committee will consider candidates for nomination as a director recommended by shareholders, directors, officers, third-party search firms and other sources. In evaluating candidates, the Governance Committee considers attributes of the candidate (including strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge) and the needs of the Board. However, the Board and the Governance Committee believe the following minimum qualifications must be met by a director candidate to be recommended as a director nominee by the Governance Committee: (i) each director nominee must display the highest personal and professional ethics, integrity and values; (ii) each director nominee must have the ability to make independent analytical inquiries and to exercise sound business judgment; (iii) each director nominee must have relevant expertise and experience and an understanding of our business environment and be able to offer advice and guidance to our Board of

Directors and executives based on that expertise, experience and understanding; (iv) director nominees generally should be active or former chief or other senior executive officers of public companies or leaders of major complex organizations, including commercial, scientific, government, educational and other non-profit institutions; (v) each director nominee must be independent of any particular constituency, be able to represent all shareholders of our company and be committed to enhancing long-term shareholder value; (vi) each director nominee must have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of our business; and (vii) unless otherwise determined by the Governance Committee, a director nominee may not have attained the age of 72. Our Board and the Governance Committee also believe that at least one director should have the requisite experience and expertise to be designated as an "audit committee financial expert" as defined by applicable rules of the SEC.

              The Governance Committee will review all candidates in the same manner, regardless of the source of the recommendation. The Governance Committee will consider individuals recommended by shareholders for nomination as a director for available seats on the Board if the shareholder complies with the procedures for recommendations described under "Other Matters." Our By-Laws require that shareholders give advance notice and furnish certain information to us if they wish to nominate a person for election as a director.

Human Resources Committee

              The Human Resources Committee's basic responsibility is to assure that the non-employee members of our Board of Directors, the Chief Executive Officer, other executive officers and key management are compensated effectively and in a manner consistent with our stated compensation philosophy and objectives, internal equity considerations, competitive practices and the requirements of the appropriate regulatory bodies. The Human Resources Committee oversees our organizational, personnel, compensation, and benefits policies and practices. It establishes the compensation of executive officers and administers the 1990 Incentive Stock Plan, the 2004 Incentive Stock and Awards Plan and other executive benefit plans, and will administer the 2009 Incentive Stock and Awards Plan if shareholders approve the plan. The Human Resources Committee met six times in fiscal 2008. All members of the Human Resources Committee are independent directors as defined under NYSE listing standards.

              The Human Resources Committee has retained the services of an external compensation consultant, Towers Perrin. The mandate of the consultant is to serve us and work for the Human Resources Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design issues, market trends and technical considerations. The nature and scope of services rendered by Towers Perrin on the Human Resources Committee's behalf is described below:

  •
  Analyses of general industry compensation data and updates of trends in executive compensation;

  •
  Ongoing support with regard to the latest relevant regulatory, technical, and/or accounting considerations impacting executive compensation and benefit programs;

  •
  Guidance on overall compensation program structure and executive employment agreement terms; and

  •
  Preparation for and attendance at selected management, committee or Board of Directors meetings.

              The Human Resources Committee has the final authority to hire and terminate the consultant, and the Human Resources Committee evaluates the consultant periodically.

              In addition to Towers Perrin's work for the Human Resources Committee, during fiscal 2008, management purchased compensation survey products directly from Towers Perrin and retained Towers Perrin to perform senior executive retirement plan calculations for our subsidiary JLG Industries, Inc. We paid Towers Perrin at its standard rates for all of its services it provides to us. Neither the purchase of the survey products nor the retention to perform retirement plan calculations for JLG was related to or connected with the work that Towers Perrin performed for the Human Resources Committee. Billings for work performed for the Human Resources Committee were approximately 90% of the total amount we paid to Towers Perrin in fiscal year 2008.

              We provide additional information regarding the Human Resources Committee and our policies and procedures regarding executive compensation, including the role of executive officers in recommending executive compensation, below under "Executive Compensation Discussion and Analysis."

Corporate Governance Documents

              We make our Corporate Governance Guidelines and the written charters of the Audit Committee, the Governance Committee and the Human Resources Committee of our Board of Directors available, free of charge, on our website at www.oshkoshcorporation.com, and such information is available in print to any shareholder who requests it from our Secretary at 2307 Oregon Street, P.O. Box 2566, Oshkosh, Wisconsin 54903-2566.

              We have adopted the Oshkosh Corporation Code of Ethics applicable to directors and senior executives that applies to our directors and senior executives, including our Chairman and Chief Executive Officer, our President and Chief Operating Officer, our Executive Vice President and Chief Financial Officer, our Senior Vice President Finance and Controller and other persons performing similar functions. We have also adopted a Code of Ethics and Standards of Conduct that apply to all of our employees. We make both of such Codes available on our website at www.oshkoshcorporation.com, and each such Code is available in print to any shareholder who requests it from our Secretary at the address above.

              We are not including the information contained on our website as part of, or incorporating it by reference into, this Proxy Statement.

Policies and Procedures Regarding Related Person Transactions

              Our Board of Directors adopted a written code of ethics and standards of conduct, known as "The Oshkosh Way", for all employees. Further, the Board approved and distributed to our directors and named executive officers a Code of Ethics applicable to directors and senior executives. Our named executive officers are required to acknowledge in writing that they have received, reviewed and understand the requirements of the latter Code of Ethics and further acknowledge that failure to fully comply with this Code of Ethics can subject them to discipline, up to and including removal from our Board of Directors or termination of employment.

              The Code of Ethics requires the prompt disclosure to our General Counsel or the Chair of the Audit Committee of any proposed transaction or relationship that could create or appear to create a conflict of interest. The Code of Ethics provides, "the phrase 'actual or apparent conflict of interest' shall be broadly construed and include, for example, direct conflicts, indirect conflicts, potential conflicts, apparent conflicts and any other personal, business or professional relationship or dealing that has a reasonable possibility of creating even the mere appearance of impropriety."

              Consistent with its fiduciary duties, the Audit Committee's decision whether or not to approve or ratify a transaction is based on its review of the facts involved to determine whether a conflict of interest exists.

REPORT OF THE AUDIT COMMITTEE

              The Audit Committee of our Board of Directors is responsible for providing independent, objective oversight of our financial reporting and disclosure responsibilities, accounting functions and internal controls. The Audit Committee acts under a written charter, which our Board of Directors first adopted in 1997 and last amended in September 2007. Each of the members of the Audit Committee is independent as defined by the NYSE's listing standards and SEC rules.

Audit and Non-Audit Fees

              The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of our annual consolidated financial statements for the fiscal years ended September 30, 2008 and September 30, 2007 and fees billed for other services rendered by Deloitte & Touche LLP during those periods.

	2008	2007
Audit fees (1)	$3,089,100	$3,053,000
Audit-related fees (2)	66,000	94,300
Tax fees (3)	—	326,300

Total	$3,155,100	$3,473,600

              (1)          Audit fees consisted principally of fees for the audit of our annual consolidated financial statements, for reviews of the interim condensed consolidated financial statements included in our Forms 10-Q and for work in connection with the attestations required by Section 404 of the Sarbanes-Oxley Act of 2002 related to our internal control over financial reporting.

              (2)          Audit-related fees consisted of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements or internal control over financial reporting and are not reported under "Audit fees." These services include employee benefit plan audits, accounting consultations in connection with potential transactions, and consultations concerning financial accounting and reporting standards.

              (3)          Tax fees consisted of fees billed for strategic tax initiatives at JLG Industries, Inc., which were initiated prior to our acquisition of JLG. The amounts exclude fees for services rendered prior to the acquisition date.

Pre-approval of Services by the Independent Registered Public Accounting Firm

              The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services by our independent registered public accounting firm. The Audit Committee will consider annually and, if appropriate, approve the provision of audit services by our independent registered public accounting firm and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit Committee will also consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved.

              Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee Chair or one or more of its members. The member or members to whom such authority is delegated report any specific approval of services at its next regular meeting. The Audit Committee will regularly review summary reports detailing all services being provided to us by our independent registered public accounting firm.

              The Audit Committee pre-approved the provision of all of the services described above and has considered and determined that the provision of such services is compatible with maintaining the independence of Deloitte & Touche LLP.

              The Audit Committee reviews our financial reporting process on behalf of our Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed our audited consolidated financial statements contained in the Annual Report on Form 10-K for the fiscal year ended September 30, 2008 with our management and independent registered public accounting firm. Management is responsible for the consolidated financial statements and the reporting process, including the system of internal control. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States and the effectiveness of the internal controls over financial reporting based upon the criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

              The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and Rule 2-07 of SEC Regulation S-X. In addition, the independent registered public accounting firm provided to the Audit Committee the written disclosures required by Public Company Accounting Oversight Board (PCAOB) Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee discussed with the independent registered public accounting firm their independence.

              In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2008, for filing with the SEC.

AUDIT COMMITTEE

Harvey N. Medvin, Chair
J. William Andersen
Michael W. Grebe
Craig P. Omtvedt
Richard G. Sim

STOCK OWNERSHIP

Stock Ownership of Directors, Executive Officers and Other Large Shareholders

              The following table shows the "beneficial" ownership of Common Stock of each director, each named executive officer appearing in the Summary Compensation Table on page 30, each other shareholder owning more than 5% of our outstanding Common Stock and the directors and executive officers (including the named executive officers) as a group.

              "Beneficial Ownership" means more than "ownership" as that term commonly is used. For example, a person "beneficially" owns stock if he or she owns it in his or her name or if he or she has (or shares) the power to vote or sell the stock as trustee of a trust. Beneficial ownership also includes shares the directors and executive officers have a right to acquire within 60 days after December 2, 2008 as, for example, through the exercise of a stock option.

              Except as otherwise stated in the footnotes to the following table, information about Common Stock ownership is as of December 2, 2008. At the close of business on December 2, 2008, there were 74,428,838 shares of Common Stock outstanding. Unless stated otherwise in the footnotes to the table, each person named in the table owns his or her shares directly and has sole voting and investment power over such shares.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
J. William Andersen (1)(2)	39,119	*
Robert G. Bohn (1)(3)	923,667	1.23%
Robert A. Cornog (1)	18,097	*
Richard M. Donnelly (1)	43,259	*
Frederick M. Franks, Jr. (1)(4)	82,783	*
Michael W. Grebe (1)	74,999	*
Kathleen J. Hempel (1)	74,999	*
Harvey N. Medvin (1)	14,748	*
J. Peter Mosling, Jr. (1)	187,875	*
Craig P. Omtvedt (1)	10,825	*
Craig E. Paylor (1)	18,100	*
Timothy J. Roemer (1)	2,603	*
David M. Sagehorn (1)	14,754	*
Richard G. Sim (1)	70,043	*
Charles L. Szews (1)(5)	394,737	*
Matthew J. Zolnowski (1)	233,385	*
All directors and executive officers as a group	2,748,091	3.60%
T. Rowe Price Associates, Inc. (6)	5,818,940	7.80%
Cramer Rosenthal McGlynn, LLC (7)	4,570,285	6.20%
JPMorgan Chase & Co. (8)	3,728,490	5.00%

              *            The amount shown is less than 1% of the outstanding shares of Common Stock.

              (1)          Amounts shown include 26,449 shares for J. William Andersen, 643,500 shares for Robert G. Bohn, 4,124 shares for Robert A. Cornog, 33,449 shares for Richard M. Donnelly, 76,449 shares for Frederick M. Franks, Jr., 52,449 shares for Michael W. Grebe, 64,449 shares for Kathleen J. Hempel, 5,649 shares for Harvey N. Medvin, 64,449 shares for J. Peter Mosling, Jr.,

8,100 shares for Craig E. Paylor, 650 shares for Timothy J. Roemer, 12,266 shares for David M. Sagehorn, 52,449 shares for Richard G. Sim, 267,400 shares for Charles L. Szews, 150,600 shares for Matthew J. Zolnowski and 1,908,694 shares for all directors and executive officers as a group that such persons have the right to acquire pursuant to stock options exercisable within 60 days of December 2, 2008. Amounts also include shares of restricted Common Stock, which are subject to forfeiture until they vest, in the following amounts to the following individuals listed in the table: 7,334 shares for Robert G. Bohn, 313 shares for Robert A. Cornog, 550 shares for Richard M. Donnelly, 1,101 shares for Frederick M. Franks, Jr., 1,101 shares for Michael W. Grebe, 1,101 shares for Kathleen J. Hempel, 1,101 shares for Harvey N. Medvin, 1,101 shares for J. Peter Mosling, Jr., 10,000 shares for Craig E. Paylor, 200 shares for David M. Sagehorn, 1,101 shares for Richard G. Sim, 2,000 shares for Charles L. Szews, 834 shares for Matthew J. Zolnowski and 33,706 shares for all directors and executive officers as a group. Amounts shown also include restricted stock units under our Deferred Compensation Plan for Directors and Executive Officers, a portion which are subject to forfeiture until they vest, in the following amounts to the following individuals listed in the table: 3,420 units for J. William Andersen, 3,420 units for Robert A. Cornog, 1,710 units for Richard M. Donnelly, 853 units for Timothy J. Roemer and 9,403 units for all directors and executive officers as a group. Amounts shown also include units deemed to be invested in shares of our Common Stock that are credited to the following individuals' accounts in the following amounts under the Deferred Compensation Plan: 7,114 units for Robert A. Cornog, 4,549 units for Harvey N. Medvin, 13,044 units for Richard Sim and 25,708 units for all directors and executive officers as a group. Restricted stock units and units held under the Deferred Compensation Plan will not be distributed in the form of shares of our Common Stock.

              (2)          Amounts shown do not include 540 shares owned by Dulce W. Andersen, Mr. Andersen's wife, as to which he disclaims beneficial ownership.

              (3)          Amounts shown do not include 35,407 shares owned by Joyce M. Bohn, Mr. Bohn's wife, as to which he disclaims beneficial ownership.

              (4)          Amounts shown include 1,296 shares as to which ownership is shared with Denise L. Franks, Mr. Frank's wife.

              (5)          Amounts shown include 9,200 shares as to which ownership is shared with Rochelle A. Szews, Mr. Szews' wife.

              (6)          Amount shown is as described in the Schedule 13G/A that T. Rowe Price Associates, Inc. filed with the SEC on February 12, 2008. T. Rowe Price Associates, Inc. is located at 100 E. Pratt Street, Baltimore, Maryland 21202.

              (7)          Amount shown is as described in the Schedule 13G that Cramer Rosenthal McGlynn, LLC filed with the SEC on February 14, 2008. Cramer Rosenthal McGlynn, LLC is located at 520 Madison Avenue, New York, New York 10022.

              (8)          Amount shown is as described in the Schedule 13G that JPMorgan Chase & Co. filed with the SEC on February 5, 2008. JPMorgan Chase & Co. is located at 270 Park Avenue, New York, New York 10017.

Section 16(a) Beneficial Ownership Reporting Compliance

              The Securities and Exchange Act of 1934 requires our directors, executive officers, controller and any persons owning more than 10% of our Common Stock to file reports with the SEC regarding their ownership of our Common Stock and any changes in such ownership. Based upon our review of copies of these reports and certifications given to us by such persons, we believe that our directors, executive officers and controller have complied with their filing requirements for fiscal 2008. However, the forms reporting transactions on behalf of Richard G. Sim were not timely filed eight times. Seven untimely filings reported a rebalancing of Mr. Sim's deferred compensation account. One untimely filing on behalf of Mr. Sim and one untimely filing on behalf of each of Richard M. Donnelly, Robert A. Cornog, Harvey N. Medvin and Timothy J. Roemer reported a dividend reinvestment. All of such forms have been filed prior to the date of the Notice of Internet Availability of Proxy Materials.

REPORT OF THE HUMAN RESOURCES COMMITTEE

              The Human Resources Committee of our Board of Directors has reviewed and discussed the following "Compensation Discussion and Analysis" for fiscal 2008 and has further discussed and reviewed it with management. Based on their review and analysis, the Human Resources Committee recommended to our Board of Directors that the "Compensation Discussion and Analysis" be included in this Proxy Statement, and also be incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended September 30, 2008.

HUMAN RESOURCES COMMITTEE

Kathleen J. Hempel, Chair
Robert A. Cornog
Richard M. Donnelly,
Frederick M. Franks, Jr.

EXECUTIVE COMPENSATION

Compensation Discussion And Analysis

Introduction

              "Honesty, Accountability, Respect and Citizenship" are the four cornerstone values of our Code of Ethics. These values serve as our compass, guiding our decisions as we develop, market, sell and service our products, and when we recruit, hire and develop employees. We are particularly mindful of the value of accountability as we make decisions regarding compensation.

              It is important that our compensation philosophy, programs and practices support our Board of Directors, executive officers and employees as they work to meet and exceed both customer and shareholder expectations.

              We have four distinct business segments: Access Equipment, Defense, Fire & Emergency, and Commercial. Each of these segments markets products globally in diverse customer channels. In addition to the growth of each of these business operations, we are committed to diversifying our product lines through new product development and selective acquisitions. We have designed this business model to help us achieve long-term growth that we believe will in turn lead to increased shareholder value. Successful execution of this model requires building an executive team that has exceptional strategic vision and leadership skills developed through significant experience, in-depth product knowledge, and noteworthy personal accomplishments. We have developed our compensation philosophy, programs and practices to support our strategy.

              It is important that we disclose our compensation philosophy and strategies to our shareholders so that they will have confidence in the integrity and goals of our compensation programs. This Compensation Discussion and Analysis explains our compensation programs and policies for fiscal year 2008, and in certain instances our plans for fiscal year 2009 and how those programs and policies affected the compensation we paid to the following, who are our named executive officers:

Robert G. Bohn, Chairman and Chief Executive Officer
David M. Sagehorn, Executive Vice President and Chief Financial Officer
Charles L. Szews, President and Chief Operating Officer
Craig E. Paylor, Executive Vice President and President, JLG Industries, Inc.
    (JLG Industries, Inc. comprises our Access Equipment business segment)
Matthew J. Zolnowski, Executive Vice President, Chief Administration Officer

Oversight

              Our fiscal year 2008 ended September 30, 2008. During fiscal year 2008, the Human Resources Committee of our Board of Directors, which we refer to in this Compensation Discussion and Analysis as the Committee, consisted of the following independent directors: Mr. Robert A. Cornog, Mr. Richard M. Donnelly, Mr. Frederick M. Franks, Jr., and Ms. Kathleen J. Hempel (Chairperson). As its charter provides, the Committee establishes, oversees, and approves the compensation programs, awards, practices and procedures for our executive officers.

              The Committee has the authority to engage the services of outside advisors, experts and others to assist it in performing its responsibilities. In fiscal year 2008, the Committee retained Towers Perrin as its advisor on issues related to the Committee's responsibilities. Throughout the year, the Committee regularly evaluated Towers Perrin's performance. See "Governance of the Company – Committees of the Board of Directors – Human Resources Committee" for more information on the processes and procedures of the Committee, including the role of Towers Perrin in recommending executive officer compensation.

Compensation Philosophy and Objectives

              We believe it is important that our compensation programs directly link a significant portion of our executives' compensation to defined performance standards so that we:

  •
  Give executives an incentive to perform with the interests of our shareholders in mind;

  •
  Build a senior leadership team with the skills needed to successfully execute our strategy, be competitive in the relevant marketplace, and increase the long-term market value of our company;

  •
  Retain key executives, recognizing that our size and record of growth have made our executives frequent targets of executive search firms;

  •
  Motivate our senior leaders to perform at their highest level; and

  •
  Provide a balance between rewards that executives earn for short-term results and those that they earn for strategic decisions that we expect will ensure sustainable long-term company performance.

              Consistent with these goals, the Committee has designed compensation programs that have varying time frames for earning and payment and involve both cash and equity awards. These include:

  •
  Annual Compensation: Base salary, annual cash incentive awards tied to annual performance goals, and certain perquisites and employee benefits;

  •
  Long-Term Compensation: Equity-based long-term incentive awards; and

  •
  Compensation Following Service: Benefits under qualified pension plans, retirement plans for senior executives, non-qualified deferred compensation plans, and employment and severance agreements.

              Because we want our executives' compensation to vary with our financial and share price performance, we designed our incentive compensation programs to reward growth in earnings per share, achievement of a superior return on invested capital (when compared to our peers), improvement of operating income, and appreciation of our share price. For fiscal year 2009, we will replace the return on invested capital incentive compensation performance measure with a days net working capital improvement performance measure to more directly promote cash generation and debt reduction, as we discuss more fully below.

Annual Compensation Plans Design Review

              The Committee annually evaluates our compensation plans to determine if it is appropriate to make changes in plan design, types of awards or levels of pay. This evaluation includes a review of Towers Perrin's analyses of general industry compensation data, which provides comparative references for the Committee that we describe in more detail below, and tally sheets that list all compensation by category for the named executive officers, including benefit and perquisite data. These tools give the Committee an understanding of the executives' total compensation packages so the Committee can determine if our compensation structure is consistent with our goals.

              Towers Perrin also provides the Committee with updates of trends in executive compensation, as well as summaries of new or proposed regulations affecting executive compensation and special reports responding to specific inquiries from the Committee. The Committee also solicits Towers Perrin's recommendations for changes to our methods of compensating executive officers in light of these general developments as well as factors specifically affecting our company.

              These recommendations have led to changes in the performance measures we use for our annual cash incentive awards and the elements of our equity-based long-term incentive awards.

              As an example of this process, in view of the global economic downturn and credit crisis, particularly as these events impact our ability to comply with our debt covenants under our credit facility, the Committee decided that it should directly link a portion of executive compensation to improvement in cash flow. The Committee determined it would best achieve this link by including net working capital improvement as a performance measure for awards under the annual cash incentive plan for fiscal 2009. We describe this change further below.

Determining Pay Levels

              On an annual basis, Towers Perrin provides the Committee various analyses of general industry compensation data from its Executive Compensation Database, a survey of over 800 companies. We use this database because we believe the size ensures consistent and statistically valid data that is representative of the market in which we compete for executive talent.

              Towers Perrin compiles data regarding base salary, target and actual annual cash incentive awards and long-term incentive awards for these companies. The data reflects the individual responsibilities of each position and company revenue size. Through a regression analysis, Towers Perrin adjusts the base salary and annual cash incentive data to match our revenue size using our estimates of our annual revenues for the then current fiscal year.

              For long-term incentive awards, Towers Perrin compiles a long-term incentive report, which is a subset of its Executive Compensation Database. This report includes long-term incentive values for executives who perform duties that correspond to the duties performed by each of our named executive officers at a subset of companies whose revenue is both higher and lower than ours. For fiscal year 2008, Towers Perrin used all companies within its Executive Compensation Database with revenues between $6 billion and $10 billion in revenue in this report. We believe this report should reflect long-term incentive awards values and practices at companies similar to us in revenue size.

              The Committee requests the Towers Perrin data at the 25th, 50th, 60th, 70th and 75th percentile levels for base salary, target and actual annual cash incentive awards, and long-term incentive awards for each of our corresponding executive positions at the corresponding level of revenue and responsibility. The Committee made compensation decisions for fiscal years 2008 and 2009 at the Committee's meetings in September of 2007 and 2008, respectively, and used survey data that Towers Perrin provided to us in August 2007 and August 2008, respectively.

              The Committee considers contributions of the executive officers by a review of their performance for the current year as compared to objectives that the Committee established the previous year. In setting performance objectives, the Committee considers the recommendations of Mr. Bohn for each executive reporting to him. These performance objectives can emphasize the following financial and operational goals: earnings per share, revenue growth, cash flow improvement, earnings growth, return on invested capital, operating income as a percent of revenue, operational efficiency, international expansion, successful acquisition integration, process improvement and implementation of lean manufacturing principles. Specific objectives for each executive reflect the responsibilities of their individual positions. The Committee independently sets similar performance objectives for Mr. Bohn. In addition, the Committee evaluates in a subjective manner each executive's leadership, technical skills and personal growth and development.

Base Salary

              For its review and adjustment of base salaries, the Committee uses the information in the Towers Perrin Executive Compensation Database by position to evaluate the competitiveness of our named executives' base salaries. The Committee believes base salaries that are within a range of the 50th percentile for this database are competitive. To ensure the accuracy of this comparison, the Committee reviews the position descriptions that Towers Perrin uses to validate that the positions fully reflect our expectations for the corresponding position. Then, the Committee reviews the performance objectives identified above to ensure that its base salary decisions for each executive reflect their performance and are otherwise consistent with all of our compensation goals. Therefore, when reviewing salaries in September 2007, the Committee specifically noted that we would achieve record sales and net income in 2007.

              After analyzing the data and performance information, the Committee made the following salary adjustments for fiscal year 2008:

Named Executive Officer	Base Salary Adjustment as a Percentage of Base Salary
Mr. Bohn	7.5%
Mr. Sagehorn	40.4%
Mr. Szews	28.1%
Mr. Paylor	10.0%
Mr. Zolnowski	10.0%

              After reflecting these salary adjustments, the average percentile equivalent in the Towers Perrin database for the executives' salaries was the 60th percentile. The Committee noted that the approved salary for Mr. Szews was warranted in view of his promotion to the position of President and Chief Operating Officer. The Committee also noted that Mr. Sagehorn's salary adjustment was warranted in view of his promotion to the position of Executive Vice President and Chief Financial Officer. In addition, the Committee noted that Mr. Zolnowski's salary should reflect his increased responsibility for Information Technology.

              When reviewing executive base salaries for fiscal year 2009 at its September 2008 meeting, the Committee noted that we estimated our fiscal year 2008 revenues to be $7.1 billion compared to prior year revenues of $6.3 billion, so increases in base salaries were appropriate to maintain executives close to the 50th percentile of similarly sized companies in the Towers Perrin database. The Committee also noted that, due to the global economic downturn and the decline in our share price, increases in the base salaries of our named executive officers, other than Mr. Sagehorn, for fiscal year 2009 would be 3%. Mr. Sagehorn's increase of 27.4% is intended to bring his base salary closer to the 25th percentile of the Towers Perrin database for his position. Although Mr. Sagehorn has been with our company for over eight years in positions of increasing responsibility, the Committee determined an increase that brings his salary close to the 25th percentile was appropriate because it is only the second year in his role as Chief Financial Officer.

Annual Cash Incentive Awards

              Our annual cash incentive plan links compensation to the achievement of specific short-term corporate performance goals that the Committee establishes each year at its September meeting. Under this plan, we tie a significant portion (in fiscal year 2008, up to a maximum 200% of base salary for Mr. Bohn, 160% of base salary for Mr. Szews and 120% of base salary for Messrs. Sagehorn, Paylor and Zolnowski) of an executive's annual compensation to our performance. The Committee determined that the increase in percentages of base salaries for the annual cash incentive award was appropriate to maintain the executives at the 50th percentile of similarly sized companies in the Towers Perrin database.

              For the named executive officers, the Committee used both an Earnings Per Share and a Return on Invested Capital performance measure for fiscal year 2008. The Committee chose Earnings Per Share as a performance measure because it significantly influences stock price appreciation. It used Return on Invested Capital as a performance measure to provide incentive to our executives to use our capital efficiently to support our long-term growth and competitiveness. The Committee also used an Operating Income performance measure in fiscal 2008 to measure the performance of executives in charge of a particular business segment who have the direct ability to influence earnings growth in that segment. The Committee used the Operating Income performance measure for Mr. Paylor for fiscal year 2008. Mr. Paylor is the President of our Access Equipment business segment.

              The performance goal of Earnings Per Share represents our fully diluted Earnings Per Share before extraordinary items, discontinued operations and cumulative effect of any accounting changes as generally accepted accounting principles for the United States have defined those terms. Return on Invested Capital equals our net income before extraordinary, unusual and/or non-recurring items of gain or loss, discontinued operations and accounting changes plus the after-tax cost of interest expense divided by total debt plus shareholders' equity for the four quarters ended June 30, 2008. Operating Income equals income before other income/expense, income taxes, and income/equity of our unconsolidated affiliates.

              The Return on Invested Capital measure compares our results to a limited comparator group of companies. We believe this group is representative of the industrial machinery, construction, machinery, heavy truck, and defense industries in which we compete with our products. We believe this smaller and more focused universe of companies improves the reliability of the comparison for the Return on Invested Capital measure because these companies are more likely to have investment needs similar to ours both to support the maintenance and improvement of their infrastructure and to ensure continued growth. For fiscal year 2008, the specific companies in the Return on Invested Capital comparator group were:

Return on Invested Capital
Comparator Group of Companies

Industrial Machinery	Construction, Machinery, Heavy Truck	Defense
Parker-Hannifin Corp.	Cummins Inc.	L-3 Communications Holdings Inc.
Danaher Corp.	Terex Corp.	Goodrich Corp.
ITT Corp.	AGCO Corp.	Rockwell Collins, Inc.
Dover Corp.	NACCO Industries, Inc.	Precision Castparts Corp.
Timken Co (The)	Trinity Industries, Inc.	Alliant Techsystems Inc.
SPX Corp.	Manitowoc Company, Inc. (The)	DRS Technologies, Inc.
Pentair, Inc.	Joy Global Inc.	Teledyne Technologies Inc.
Harsco Corp.	Toro Co. (The)	Hexcel Corp.
Briggs & Stratton Corp.	Accuride Corp.	Curtiss-Wright Corp.
Flowserve Corp.	Wabash National Corp.	Kaman Corp.
Kennametal Inc.	Federal Signal Corp.	Moog Inc.
Crane Co.	Wabtec Corp.
Pall Corp.	Greenbrier Companies Inc. (The)
Tecumseh Products Co.
Mueller Industries, Inc.
Lincoln Electric Holdings, Inc.
Donaldson Co. Inc.
Gardner Denver, Inc.
Valmont Industries, Inc.
Barnes Group Inc.
IDEX Corporation

              For each of these performance measures, the Committee established a threshold, target and maximum performance level at its September 2007 meeting.

              Threshold performance levels represented the Committee's view of an acceptable level of performance short of target that merited receipt of a partial annual cash incentive award in view of our overall performance and improvement in shareholder value.

              Using the 2007 Towers Perrin survey data, the Committee set the target payout level to be at approximately the 50th percentile of annual cash incentive awards for similar executive positions as shown in the Towers Perrin Executive Compensation Database which includes both target payout levels and actual amounts paid.

              The Committee set the maximum performance level to provide incentive to significantly grow the business and to also ensure that executives would not receive a cash incentive award payment that is significantly above the market data for their positions as reflected in the Towers Perrin survey. Management initially recommended the threshold, target, and maximum performance levels for each of these performance measures and the Committee made final determinations. When making its determinations in September 2007, the Committee looked at our fiscal year 2008 budget, anticipated industry downturns or upswings by business, the impact of acquisitions and timing issues relating to changes in regulations.

              The Committee discussed the weighting between the Earnings Per Share and Return on Invested Capital performance measures and a desire to place greater emphasis on earnings growth. Therefore, the Committee changed the weighting on Earnings Per Share to comprise 70% of the targeted weighting from 60%. The Committee implemented the change in the performance measure weightings to provide enhanced focus on earnings to generate cash to reduce debt from the JLG acquisition. At its September 2007 meeting, the Committee set the threshold, target and maximum Earnings Per Share performance levels at $3.80, $4.20 and $4.60, respectively.

              The Committee also determined that it would target the 75th percentile as the basis to pay the maximum for the Return on Invested Capital performance measure. In fiscal 2007, the Committee used the 65th percentile to recognize the impact of the acquisition of JLG during that year. The Committee determined there was not sufficient rationale for maintaining the lower percentile for fiscal 2008 and returned the measure to the level it had historically used.

              The Committee structured the annual cash incentive plan for fiscal year 2008 for the named executive officers other than Mr. Paylor, to reflect the forecasted financial performance of our company as follows:

	Weighting	Threshold	Target	Maximum
Earnings Per Share	70%	$3.80	$4.20	$4.60
Return on	30%	25th Percentile	50th Percentile	75th Percentile
Invested Capital		of Comparator	of Comparator	of Comparator
		Group Performance	Group Performance	Group Performance

              The Committee took into account Operating Income of our Access Equipment business segment for Mr. Paylor's annual incentive goals, which reflects the business segment's contribution toward our total corporate operating income goal, as follows:

	Weighting	Threshold	Target	Maximum
Earnings Per Share	30%	$3.80	$4.20	$4.60
Return on	30%	25th Percentile	50th Percentile	75th Percentile
Invested Capital		of Comparator	of Comparator	of Comparator
		Group Performance	Group Performance	Group Performance
Segment Operating Income	40%	$339,000,000	$358,000,000	$379,000,000

              We state annual cash incentive awards and payments as percentages of the executive's base salary. We compare the specific performance results that we achieve versus the performance goals we established, and we pro-rate payments for performance between the threshold and target and the target and maximum performance levels. The Committee assigned each executive officer a specific threshold, target and maximum annual cash incentive award payment level for fiscal year 2008 stated as a percentage of base salary in effect on October 1, 2007 as follows:

	Threshold	Target	Maximum
Mr. Bohn	50%	100%	200%
Mr. Sagehorn	30%	60%	120%
Mr. Szews	40%	80%	160%
Mr. Paylor	30%	60%	120%
Mr. Zolnowski	30%	60%	120%

              The maximum payout opportunity gave executives the ability to overachieve and earn a higher payout of 120% to 200% of base salary, so that the executives had a strong incentive to achieve business results that were aligned with increasing shareholder value. Because this structure also places a considerable portion of the executives' pay at risk, it supports our performance-based compensation philosophy.

              The results for fiscal year 2008 were Earnings Per Share of $3.37 (5.9% decline compared to fiscal year 2007), which was below threshold, and Return on Invested Capital that was at the

28.25th percentile of the comparator group of companies, which was between the threshold and target. The 2004 Incentive Stock and Awards Plan provides for exclusion of non-recurring gains and losses, unless the Committee determines otherwise. Fiscal 2008 performance excluded impairment charges of $175.2 million, or $2.31 per share, net of taxes for purposes of calculating Earnings Per Share and Return on Invested Capital. The Committee did not find sufficient justification to provide a different result. This resulted in cash incentive award payouts of 15.5% of base salary for Mr. Bohn, 12.4% for Mr. Szews and 9.3% for Messrs. Sagehorn and Zolnowski. The cash incentive award payout for Mr. Paylor was 35.7% of base salary based on the Earnings Per Share and Return on Invested Capital results, as well as Operating Income of $360,086,000 that the Access Equipment segment achieved, which was between the target and maximum.

              In September 2008, the Committee again assigned each executive a threshold, target and maximum annual cash incentive award payment level for fiscal year 2009 after a review of the competitive data from the Towers Perrin Executive Database. To maintain the annual incentive award opportunity at approximately the 50th percentile of the competitive data, the Committee maintained the fiscal year 2008 payout opportunity for fiscal year 2009 for each of the named executive officers as follows:

	Threshold	Target	Maximum
Mr. Bohn	50%	100%	200%
Mr. Sagehorn	30%	60%	120%
Mr. Szews	40%	80%	160%
Mr. Paylor	30%	60%	120%
Mr. Zolnowski	30%	60%	120%

              The Committee set the fiscal year 2009 Earnings Per Share and Operating Income goals at levels reflecting current economic and market conditions. The Committee also replaced the Return on Invested Capital performance measure with Days Net Working Capital Improvement (DNWCI) to emphasize our strategic objective of paying down debt in fiscal 2009.

              The incentive compensation targets (for all executives except Mr. Paylor) for fiscal year 2009 are as follows:

	Weighting	Threshold	Target	Maximum
Earnings Per Share	60%	$1.70	$2.25	$2.70
DNWCI Percent	40%	26%	35%	42%

              The incentive compensation targets for Mr. Paylor for fiscal 2009 are as follows:

	Weighting	Threshold	Target	Maximum
Earnings Per Share	20%	$1.70	$2.25	$2.70
DNWCI Percent	40%	10%	15%	20%
Segment Operating Income	40%	$129,500,000	$163,000,000	$181,000,000

Equity-Based Long-Term Incentive Awards

              We also grant equity-based long-term incentive awards. We structure these awards so that executives receive compensation when long-term shareholder value is increased. We believe these awards help ensure that executives consider the interests of our shareholders when they make long-term strategic decisions. We granted two kinds of equity-based long-term incentive awards to the named executive officers in fiscal year 2008: stock options and performance share awards. Each of these awards is subject to the terms of our 2004 Incentive Stock and Awards Plan.

              The Committee believes these equity-based long-term incentive awards are key components of our compensation program. The Committee designs them to encourage a focus on our long-term growth and performance as well as to encourage and facilitate ownership of our Common Stock by those executives from whom a commitment to shareholders is most important. In addition to motivating key executives, we believe equity based awards have proven to be a valuable tool in hiring and retaining key executives so that they remain our employees over time. The Committee generally grants individual equity awards for executives on an annual basis at the September Board meeting prior to the start of our next fiscal year. The only exceptions to this timing for granting equity awards are in the event of a new hire or if an executive officer receives a promotion.

              In making these awards in September 2008, the Committee reviewed the relevant data from the 2008 Towers Perrin survey, using an estimate of annual revenues for the current fiscal year and companies in the appropriate subset revenue range. The data identifies a competitive dollar value of long-term awards for each position between the 25th and 75th percentiles.

              In determining fiscal 2009 long-term incentive plan awards, the Committee reviewed alternatives that included various discounting approaches and long-term incentive plan mixes that resulted in award values below the competitive median. After this review and discussion, the Committee determined to make equity awards for fiscal year 2009 that were generally valued at or below the 25th percentile of competitive long-term incentive award data, while still providing retention value for key executives. In determining actual grants, the Committee decided to award the same number of performance shares as for the prior year, resulting in a change to the mix of long-term incentives to on average 90% stock options and 10% performance shares.

Stock Options

              The Committee believes stock options are a valuable tool that ties a portion of the executives' compensation to stock price appreciation. Because participants realize value from stock options only when and to the extent that the price of our Common Stock on the date of exercise exceeds the exercise price of the option, there is a strong link between executive decision-making and long-term shareholder value. The Committee also believes stock option grants enable us to attract highly skilled executives in the marketplace which is essential to our long-term success. This form of compensation provides executives with a competitive compensation package and an opportunity to create wealth by becoming owners of our Common Stock.

              Each stock option that the Committee granted in fiscal 2008 permits executives, for a period of ten years and one month, to purchase shares of our Common Stock at the exercise price which is equal to the closing price of our Common Stock on the date of the grant. The stock options that we granted in fiscal 2008 generally vest in three equal annual installments beginning one year after the grant date.

Performance Share Awards

              The Committee awarded performance shares to our named executive officers for fiscal 2008. Executives earn performance shares only if our total shareholder return over three years compares favorably to a group of companies. A final award can be zero or can be doubled relative to the target for the award. Performance shares also support the Committee's objective of increasing executives' ownership interest in our company, but only if and to the extent that our total shareholder return reaches a specified level of performance relative to other companies.

              Under this program, executives realize value by receiving performance shares at the end of a specified time period based upon the number of target performance shares for an executive at the start of the period, provided that we achieve the established performance criteria.

              An executive will earn performance shares under the program that the Committee approved in fiscal year 2008 if we achieve a total shareholder return that is at least equal to the 40th percentile of the total shareholder return that the group of companies comprising the Standard & Poor's MidCap 400 Index achieves over the three-year vesting performance period.

              The schedule below reflects the percent of target performance shares that an executive could earn at the end of the three-year period based on our performance:

3 Year Total Shareholder Return Percentile	Percent of Target Shares Award Earned
Below 40th Percentile	0%
40th Percentile	50%
60th Percentile	100%
80th Percentile	200%

              The Committee believes the use of performance shares structured in this format will reward executives only if our performance results in our achieving shareholder return that is similar to companies in the Standard & Poor's MidCap 400 Index. It also reinforces our pay for performance philosophy by providing target (100%) payout only if we achieve at least the 60th percentile, and up to a 200% maximum payout for performance at or above the 80th percentile. Payments are prorated for performance between the 40th and 80th percentiles. We pay the awards that executives earn in shares of our Common Stock on a one-for-one basis and include credit for any dividends the Board approves during the performance period; however, we do not pay dividends or dividend equivalents with respect to unearned performance share awards. This approach adds the element of performance, rather than being a time-based award as was the case with restricted stock that we granted in years prior to fiscal 2007.

Retirement Benefits

              We have long offered a variety of plans that provide retirement benefits. The retirement plans for the named executive officers include 401(k) plans with company matching contributions, which we offer to most employees. In addition, all of the named executive officers other than Mr. Paylor are eligible to participate in our qualified non-contributory defined benefit pension plan, which we also offer to the salaried employees in our corporate office and defense business segment employees. Mr. Paylor continues to participate in the JLG Industries, Inc. Employees' Retirement Savings Plan, which was in effect for most JLG employees at the time of our acquisition of JLG in December 2006. We also offer supplemental executive retirement plans that are only available to executives on Mr. Bohn's recommendation and Committee approval. See "Pension Benefits" for more information regarding our supplemental executive retirement plans and our pension plan, and the profit sharing plan for JLG employees.

Deferred Compensation

              Our named executive officers are also eligible to participate in our Deferred Compensation Plan for Directors and Executive Officers, which is a non-qualified, unfunded retirement savings plan. This plan allows the deferral of base salary, annual cash incentive awards and performance shares into either an investment program, which pays a guaranteed rate of return based on the prime rate plus 1%, or a share program, which mirrors the performance of our Common Stock during the relevant time period, including dividends. Mr. Paylor is also eligible to participate in the JLG Industries, Inc. Executive Deferred Compensation Plan. This plan allows the deferral of base salary and annual cash incentive awards. Payments deferred and contributions received under the plan are credited with an investment rate of return based upon investment indices available under the plan. A variety of investment options, including equity funds, fixed income funds, and balanced funds are available.

              See "Nonqualified Deferred Compensation" for more information regarding our deferred compensation plans.

Certain Perquisites and Benefit Programs

              We provide limited perquisites to certain executive officers. These include for Mr. Bohn: provision of an automobile, country club dues and tax and legal assistance as his employment agreement requires; and for Mr. Paylor: provision of an automobile and payment of his country club dues. The executives are also eligible for or must have an annual executive physical examination at company expense. The Committee believes that annual physicals for these key individuals are necessary to protect the interests of our shareholders and customers. We provide Mr. Bohn's and Mr. Paylor's automobiles and country club dues to facilitate their interactions with our key stakeholders. Mr. Bohn discontinued his country club membership at the beginning of fiscal year 2009.

              We also provide health and welfare benefit plans to executives under the plans available to most of our employees. These include medical, dental, life insurance, and short- and long-term disability coverage. Under Mr. Bohn's employment agreement, he is entitled to life insurance equal to three times his base salary and target bonus, and he is entitled to long-term disability benefits of 60% of his base salary up to age sixty-five. Mr. Bohn receives the benefit of a life insurance policy, and the company pays the premiums. Mr. Paylor receives reimbursement, up to certain limits, of medical expenses not covered by other plans.

Executive Employment And Severance Agreements And Other Agreements

Employment Agreements

              The only named executive officers with whom we have employment agreements are Mr. Bohn and Mr. Szews. We entered into the agreements for Mr. Bohn in 1998 and Mr. Szews in 2007 because both individuals hold critical positions that are very visible to the investment community and other outside constituents. Our loss of these executives would result in concerns among external parties and could lead to an impact on our share price. Therefore, we want to retain their services and have protection in the form of various restrictive and protective covenants, such as an agreement not to compete with us for a certain time should they decide to terminate their employment with us.

              The term of these employment agreements is renewed automatically for successive one-year periods unless either party gives notice of non-renewal. The employment agreements provide that the executives are entitled to participate in our annual incentive plan for senior management personnel and in stock-based compensation programs in effect for our other senior executives. In addition, Mr. Bohn and Mr. Szews are entitled to a base salary of a specified amount and a supplemental retirement benefit intended to compensate them upon retirement as more fully described under "Pension Plans". If the executive's employment with us is terminated during the term of the employment agreement by us without cause or by the executive for good reason, then we are obligated to continue to pay his salary and fringe benefits for the remainder of the term and/or make a cash termination payment.

              See "Potential Payments upon Termination or Change in Control" for more information regarding these employment agreements and potential amounts that we may pay under them to our named executive officers.

Severance Agreements

              We have severance agreements with Messrs. Bohn, Sagehorn, Szews, Paylor, and Zolnowski that outline our intention to provide each of them with reasonable compensation if their employment is terminated in certain defined circumstances, primarily following a change in control of our company. We entered into these agreements to provide us with certain protections, specifically to retain key executives prior to or following a change in control and to ensure key executives keep in mind the best interests of shareholders when making decisions during a potential or actual change in control. The Committee administers the severance agreements and selects executive officers who are eligible for these agreements. We entered into severance agreements with Messrs. Bohn, Szews and Zolnowski several years ago, and in February 2008, prior to the 2008 Annual Meeting of Shareholders, the Committee approved an agreement for Mr. Sagehorn similar to agreements then in effect for Messrs. Bohn, Szews and Zolnowski in light of Mr. Sagehorn's recent promotion to the position of Executive Vice President and Chief Financial Officer. We made revisions to the severance agreements in fiscal 2008 that were primarily technical, rather than substantive, to bring the agreements into compliance with the requirements of Internal Revenue Code Section 409A. In September 2008, the Committee approved an agreement for Mr. Paylor similar to agreements then in effect for Messrs. Bohn, Sagehorn, Szews and Zolnowski in light of the impending expiration in December 2008 of the change in control severance protection that Mr. Paylor had as a result of our acquisition of JLG when he was as an executive officer of JLG. After taking into account Mr. Paylor's status as a senior executive officer of our company and the protection he had under his previous agreement with JLG, the Committee determined that it was appropriate to enter into a severance agreement with Mr. Paylor that was similar to the agreements we entered into previously with Messrs. Bohn, Sagehorn, Szews and Zolnowski. These agreements provide protection comparable to the protection Mr. Paylor had under his previous agreement with JLG.

              Under the executive severance agreements, after a change in control of our company, if we terminate the executive's employment other than by reason of death, disability or for cause, then the executive is entitled to a cash termination payment of up to three times base salary and bonus and other benefits, including additional pension benefits, outplacement services, legal services and continuation of welfare benefits for up to three years. The executive is also entitled to a cash termination payment and other benefits if the executive terminates his employment for good reason, as defined in the severance agreements, after a change in control. The agreements also provide for a tax gross-up payment to the executive if any payments in connection with the change in control are subject to the 20% excise tax imposed by the Internal Revenue Code for "excess parachute payments." The Committee has approved severance agreements for other officers with terms that are not as favorable to the officer (among other things, by not providing for a tax gross-up payment), and the Committee carefully selects the appropriate agreement for a given executive after considering market conditions and other relevant circumstances in each case.

              See "Potential Payments upon Termination or Change in Control" for more information regarding these severance agreements and potential amounts that we may pay under them to our named executive officers.

Stock Ownership Guidelines

              The Committee has adopted executive officer stock ownership guidelines that apply to executive officers to align these individuals' interests with those of shareholders with respect to improving our stock performance in the long term. The Committee last changed these guidelines on February 4, 2008 to increase stock ownership levels to the following levels:

Chief Executive Officer	Five Times Annual Base Salary
Chief Financial Officer	Four Times Annual Base Salary
Chief Operating Officer	Four Times Annual Base Salary
Executive Vice Presidents	Three and One-Half Times Annual Base Salary

              These guidelines recommend that each named executive officer achieve the level of stock ownership set forth in these guidelines within five years of commencement of employment or promotion. As of the date the Committee last reviewed these guidelines, Mr. Bohn, Mr. Szews and Mr. Zolnowski exceeded the stock ownership levels in these guidelines. As of September 30, 2008, Mr. Sagehorn and Mr. Paylor had not held their current positions for five years and, for reasons other than sales of their shares, Mr. Bohn, Mr. Szews and Mr. Zolnowski no longer met the stock ownership levels in these guidelines.

Tax Treatment of Compensation

              Section 162(m) of the Internal Revenue Code limits our income tax deduction for compensation paid in any taxable year to certain executive officers that exceeds $1,000,000 unless such compensation falls within certain exceptions. It is the policy of the Committee that we should use our best efforts to cause any compensation paid to executive officers in excess of this dollar limit to qualify for such exceptions and thereby continue to be deductible by us. In particular, the 2004 Incentive Stock and Awards Plan was designed to permit awards made under it to qualify for the Code's exception for "performance-based compensation". The Committee views the tax deductibility of executive compensation as one of the many factors to be considered in the context of its overall compensation objectives. The performance shares we awarded last year and this year will not be deductible under Section 162(m) since our shareholders have not yet approved the performance measure of total shareholder return under Section 162(m). We nonetheless decided to use total shareholder return as we believe this is the best measure to result in the greatest benefit to our shareholders. If shareholders approve the 2009 Incentive Stock and Awards Plan at the annual meeting, then any performance shares based on total shareholder return that we grant in the future will be deductible for Section 162(m) purposes.

              Our deferred compensation plan, SERP, certain awards under our 2004 Incentive Stock and Awards Plan and employment and severance agreements are subject to Section 409A of the Internal Revenue Code. We have updated, or are in the process of updating, these plans and agreements to ensure continued compliance.

Conclusion

              We believe our executive compensation programs position us to compete when hiring and seeking to retain key executives. Further, we believe that our use of equity-based incentives aligns the interests of executive management with the interests of shareholders and that these incentives will motivate executives to create long-term shareholder value.

Summary Compensation Table

              The table below summarizes the compensation paid to or earned by our Chief Executive Officer, our Chief Financial Officer and our next three highest paid executive officers for fiscal years 2008 and 2007 (except for Mr. Sagehorn and Mr. Paylor who were not named executive officers in fiscal 2007). We refer to such individuals in this Proxy Statement as our named executive officers. As we discuss more fully in the notes to the table, we calculated amounts for equity awards based on SEC rules. Therefore, the amounts shown are not necessarily actual amounts we paid to these officers or that these officers received or will receive in the future. Actual amounts may be higher or lower.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)
Robert G. Bohn Chairman and Chief Executive Officer	2008 2007	1,150,000 1,070,000	— —	1,067,870 1,700,274	5,111,172 2,531,027	178,020 1,526,034	1,530,290 1,854,068	133,903 114,584	9,171,255 8,795,987

David M. Sagehorn Executive Vice President and Chief Financial Officer	2008	365,000	—	31,339	171,994	33,945	20,342	7,275	629,895

Charles L. Szews, President and Chief Operating Officer	2008 2007	665,000 518,950	— —	379,432 494,421	846,043 601,439	82,394 444,117	276,855 230,261	6,900 3,375	2,256,624 2,292,563

Craig E. Paylor Executive Vice President and President, JLG Industries, Inc.	2008	412,500	—	303,984	280,169	147,263	58,534	127,742	1,330,192

Matthew J. Zolnowski Executive Vice President, Chief Administrative Officer	2008 2007	379,500 345,000	— —	86,025 149,219	755,210 308,103	35,294 246,123	236,978 206,843	9,815 3,375	1,502,822 1,258,663

              (1)          As applicable SEC rules require, amounts in this column are based on the dollar amount of the expense that we recognized in connection with awards to our named executive officers under our 1990 Incentive Stock Plan and our 2004 Incentive Stock and Awards Plan for financial statement reporting purposes for the fiscal year ended September 30, 2008 rather than actual amounts we paid to these officers or amounts that the officers actually realized or will realize as a result of these awards. We determined the amount of the expense in accordance with SFAS No. 123 (revised 2004), Share Based Payments, which we refer to as FAS 123R, except that, in compliance with SEC requirements, the amounts we report in our Summary Compensation Table do not take into account any estimates of forfeitures relating to service-based vesting. In general, FAS 123R requires us to expense the value of equity awards ratably over the vesting period of the equity award, or a shorter period based upon certain acceleration provisions of the awards. Therefore, the amounts in our Summary Compensation Table include amounts attributable to awards we granted in and prior to fiscal year 2008. The amounts we reported in the "Option Awards" column for fiscal 2008 for Mr. Bohn and Mr. Zolnowski were substantially higher than the amounts for fiscal 2007 primarily due to Mr. Bohn and Mr. Zolnowski becoming retirement eligible during fiscal 2008. Because our 2004 Incentive Stock and Awards Plan vests outstanding awards upon the recipient attaining retirement eligibility, FAS 123R required us to expense the full value of stock options that we granted in fiscal 2008 and the unexpensed value of stock options that we granted in fiscal 2007 to Mr. Bohn and Mr. Zolnowski. If Mr. Bohn and Mr. Zolnowski had not become retirement eligible during fiscal 2008, then the amounts reported in the "Option Awards" column would have been $2,568,724 and $363,003 for Mr. Bohn and Mr. Zolnowski, respectively. Note 15 to our audited consolidated financial statements for the fiscal year ended September 30, 2008, which we included in our Annual Report on Form 10-K that we filed with the SEC on November 14, 2008, includes assumptions (other than estimates of forfeitures) that we used in the calculation of these amounts.

              (2)          The amounts in this column reflect (a) the actuarial increase from the prior year in the present value of the named executive officer's benefits under our applicable retirement plans determined using the assumptions set forth in footnote (2) to the Pension Benefits Table below and (b) in the case of Mr. Zolnowski, the amount of above-market interest on non-qualified deferred compensation. The above-market interest rate is the percentage amount by which the interest rate earned on deferred compensation during fiscal 2008 exceeded 120% of the applicable federal long-term interest rate, with compounding, at the time the interest rate was set. The interest rate Mr. Zolnowski earned on deferred compensation for the first, second, third and fourth quarters of fiscal 2008 was 8.75%, 8.25%, 6.25% and 6.00%, respectfully. For the same periods, 120% of the applicable federal long-term interest rate was 6.00%, 5.56%, 5.05% and 5.26%, respectively. For Mr. Zolnowski, the amounts attributable to the increase in the value of retirement plan benefits and above-market interest on deferred compensation are $213,385 and $23,593, respectively.

              (3)          We paid $79,912 in life insurance premiums on behalf of Mr. Bohn in fiscal year 2008. We provided Mr. Bohn certain perquisites and personal benefits including tax preparation assistance, use of an automobile, country club membership dues and a yearly physical examination. We provided Mr. Paylor with company contributions to the JLG Industries, Inc. Executive Deferred Compensation Plan in an amount equal to $74,426. We provided Mr. Paylor certain perquisites and personal benefits including country club membership dues, an automobile allowance and health care expense reimbursements.

Grants of Plan Based Awards

              The table below sets forth information regarding all incentive plan awards that we granted to our named executive officers in fiscal year 2008 under our 2004 Incentive Stock and Awards Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (3)($)
Robert G. Bohn	9/16/08	592,250	1,184,500	2,369,000	10,250	20,500	41,000	—	384,000	12.04	1,780,960

David M. Sagehorn	9/16/08	139,500	279,000	558,000	850	1,700	3,400	—	84,000	12.04	379,784

Charles L. Szews	9/16/08	273,980	547,960	1,095,920	3,500	7,000	14,000	—	171,500	12.04	787,815

Craig E. Paylor	9/16/08	127,463	254,925	509,850	1,650	3,300	6,600	—	63,000	12.04	291,966

Matthew J. Zolnowski	9/16/08	117,266	234,531	469,062	1,500	3,000	6,000	—	56,000	12.04	259,760

              (1)          The amounts shown represent the threshold, target and maximum awards that each of our named executive officers can earn under our annual cash incentive plan for fiscal year 2009 as we describe more fully under "Compensation Discussion and Analysis – Annual Cash Incentive Awards."

              (2)          The amounts shown represent the threshold, target and maximum amounts of performance share awards that we awarded in fiscal year 2008 to the named executive officers under our 2004 Incentive Stock and Awards Plan as we describe more fully under "Compensation Discussion and Analysis – Equity-Based Long-Term Incentive Awards – Performance Share Awards." The threshold amount is total shareholder return at or above the 40th percentile as compared to total shareholder return of the group of companies comprising the Standard & Poor's MidCap 400 Index over a three year performance period.

              (3)          The dollar amount shown reflects the grant date fair value of the stock options and performance shares that we granted in fiscal year 2008 calculated in accordance with FAS 123R, only a portion of which we expensed in fiscal year 2008, except that we expensed 100% of the grant date fair value of the stock options that we granted to Messrs. Bohn and Zolnowski because these named executive officers became retirement eligible in fiscal 2008 and provisions of the awards accelerate vesting upon retirement.

Outstanding Equity Awards at September 30, 2008

              The table below sets forth information on outstanding stock options and awards and unvested stock awards that our named executive officers held on September 30, 2008.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options— Exercisable (#)	Number of Securities Underlying Unexercised Options— Unexercisable (#) (1)	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($) (1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3) (5)
Robert G. Bohn	240,000	—	—	19.75	10/15/13
	122,000	—	—	28.27	10/14/14
	141,500	—	—	41.04	10/19/15
	90,000	45,000	—	49.35	10/19/16
	50,000	100,000	—	54.63	10/17/17
	—	384,000	—	12.04	10/16/18	7,334	96,515	20,500	269,780
David M. Sagehorn	3,000	—	—	28.27	10/14/14
	3,000	—	—	41.04	10/19/15
	2,000	1,000	—	49.98	10/18/16
	4,266	8,534	—	54.63	10/17/17
	—	84,000	—	12.04	10/16/18	200	2,632	1,700	22,372
Charles L. Szews	40,000	—	—	14.69	10/16/12
	110,000	—	—	19.75	10/15/13
	34,000	—	—	28.27	10/14/14
	40,800	—	—	41.04	10/19/15
	25,200	12,600	—	49.98	10/18/16
	17,400	34,800	—	54.63	10/17/17
	—	171,500	—	12.04	10/16/18	2,000	26,320	7,000	92,120
Craig E. Paylor	8,100	16,200	—	54.63	10/17/17
	—	63,000	—	12.04	10/16/18	10,000	131,600	3,300	43,428
Matthew J. Zolnowski	50,000	—	—	14.69	10/16/12
	45,000	—	—	19.75	10/15/13
	14,600	—	—	28.27	10/14/14
	23,200	—	—	41.04	10/19/15
	10,400	5,200	—	49.98	10/18/16
	7,400	14,800	—	54.63	10/17/17
	—	56,000	—	12.04	10/16/18	834	10,975	3,000	39,480

                  (1)          We granted all options ten years and one month prior to the expiration date and all options vest ratably over a three year period beginning with the first 33.3% vesting one year after the date of grant, the second 33.3% vesting two years after the date of grant and the final 33.4% vesting three years after the date of grant.

              (2)          The vesting dates for the shares of restricted stock that our named executive officers held at September 30, 2008 are as follows:

	Vesting Date of Restricted Stock
Name	2/5/09	9/18/09	9/19/09
Robert G. Bohn	—	—	7,334
David M. Sagehorn	—	200	—
Charles L. Szews	—	2,000	—
Craig E. Paylor	10,000	—	—
Matthew J. Zolnowski	—	834	—

              (3)          We used the closing price of our Common Stock of $13.16 on September 30, 2008 to calculate the value of unvested shares.

              (4)          The vesting dates for all performance shares that our named executive officers held at September 30, 2008 are as follows:

	Vesting Date of Performance Shares
Name	9/30/10	9/30/11
Robert G. Bohn	10,250	10,250
David M. Sagehorn	850	850
Charles L. Szews	3,500	3,500
Craig E. Paylor	1,650	1,650
Matthew J. Zolnowski	1,500	1,500

              (5)          The number and value of performance shares reflected in the above table assume performance at threshold level.

Option Exercises and Stock Vested Table

              The table below shows a summary of the stock options that our named executive officers exercised during fiscal year 2008 and restricted stock awards that vested for the named executive officers during fiscal year 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Robert G. Bohn	133,334	3,786,125	200,000	2,408,000
			7,500	80,700
			7,333	83,816
David M. Sagehorn	—	—	200	2,152
			267	3,052
Charles L. Szews	—	—	80,000	963,200
			2,000	21,520
			2,167	24,769
Craig E. Paylor	—	—	—	—
Matthew J. Zolnowski	—	—	833	8,963
			1,234	14,105

                  (1)          Reflects the amount calculated by multiplying the number of options exercised by the difference between the market price of our Common Stock on the exercise date and the exercise price of the options. Mr. Bohn exercised only the number of options necessary to obtain funds to pay his estimated tax liability during fiscal 2008 associated with restricted stock grants that he received in prior years.

              (2)          Reflects the amount calculated by multiplying the number of shares of restricted stock vested by the market price of our Common Stock on the vesting date.

Pension Benefits

              The table below sets forth the number of years of credited service and the present value of accumulated benefits and payments during fiscal year 2008 for (i) Mr. Bohn under the Oshkosh Corporation Retirement Plan and the supplemental retirement benefit provision in Mr. Bohn's employment agreement with us, (ii) each of the named executive officers other than Mr. Bohn and Mr. Paylor pursuant to the Oshkosh Corporation Retirement Plan and the Oshkosh Corporation Executive Retirement Plan, and (iii) Mr. Paylor pursuant to the JLG Industries, Inc. Supplemental Executive Retirement Plan.

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
Robert G. Bohn	Retirement Plan Supplemental Retirement Benefit	17 16	334,794 10,709,444	— —
David M. Sagehorn	Retirement Plan Executive Retirement Plan	9 4	90,346 —	— —
Charles L. Szews	Retirement Plan Executive Retirement Plan	13 12	207,505 1,152,553	— —
Craig E. Paylor	JLG Industries, Inc. Executive Retirement Plan	N/A	3,045,101	— —
Matthew J. Zolnowski	Retirement Plan Executive Retirement Plan	17 16	334,244 976,653	— —

                  (1)          Years of credited service under the Retirement Plan are based on the executive working one thousand hours during the plan year (i.e., March 1 – February 28); however, years of credited service under the Supplemental Retirement Benefit and the Executive Retirement Plan are based on completed years and months of employment with us, and vesting under the Executive Retirement Plan is based on completed years of employment as an executive officer. Mr. Paylor's retirement benefit under the Supplemental Executive Retirement Plan is not based on credited years of service and is fully vested as a result of the change in control of JLG that resulted from our acquisition of JLG in December 2006.

              (2)          The actuarial values of the accumulated plan benefits for the Retirement Plan, the Executive Retirement Plan and Mr. Bohn's supplemental retirement benefit were calculated using the unit credit valuation method and the following assumptions, among others: that the participants retire at their first unreduced retirement age of 62 (age 59 for Mr. Bohn); that the benefit calculation date is September 30, 2008, consistent with our accounting measurement date for financial statement reporting purposes; that the discount rate is 6.00%; that the post-retirement mortality assumption is based on the RP-2000 table and a 12-year projection; that final average pay is based on the current average pay without projection; that the form of payment is a single life annuity; and that the Retirement Plan benefit accrues ratably over the greater of 30 years or the participant's projected years of service at age 65 and the Executive Retirement Plan benefit accrues ratably over the first 20 years from the date of hire and becomes vested 20% per year from years 5 to 10 from the date the employee became an officer. The actuarial value of the accumulated plan benefits for Mr. Paylor under the JLG Industries, Inc. Supplemental Executive Retirement Plan was calculated using the unit credit valuation method and the following assumptions, among others: that Mr. Paylor retires at his first unreduced retirement age of 60; that the benefit calculation date is September 30, 2008, consistent with our accounting measurement date for financial statement reporting purposes; that the mortality and interest rate assumptions are the September 2008 values in effect under Section 417(e)(3)(A)(ii) of the Internal Revenue Code; that final average pay is based on current pay without projection; and that the form of payment is a 10-year certain life annuity. Mr. Paylor is fully vested in his retirement benefit.

              Oshkosh Corporation Retirement Plan – Under the Retirement Plan, a salaried employee is entitled to receive upon retirement at age 65 a monthly benefit equal to 50% of average monthly compensation less 45% of the primary social security benefit payable at age 65, reduced by 1/30th for each benefit accrual year of service less than 30, or certain actuarially equivalent benefits. Average monthly compensation is based on the average of the five highest consecutive years of earnings (excluding bonuses and subject to a maximum amount of compensation as established pursuant to IRS regulations) prior to the participant's normal retirement age or other date of termination. One thousand hours constitute a year of service. As of March 1, 1994, IRS regulations lowered the maximum amount of compensation allowed to be included in benefit calculations from $235,840 to $150,000. This amount was increased to $160,000 as of March 1, 1997, $170,000 as of January 1, 2000, $200,000 as of January 1, 2002, $205,000 as of January 1, 2004, $210,000 as of January 1, 2005, $220,000 as of January 1, 2006, $225,000 as of January 1, 2007, and $230,000 as of January 1, 2008. Accrued benefits calculated as of February 28, 1994 at the higher limit have been grandfathered. An employee who has reached the age of 55 with a minimum of five years of service may retire and begin to receive the actuarial equivalent of his or her pension benefits. The spouse of an employee who would have been eligible for early retirement at death, and married at least one year, is entitled to a monthly benefit equivalent to 50% of the amount of the life annuity which would have been payable to a participant as of the participant's normal retirement age. Compensation that the Retirement Plan covers for the named executive officers generally corresponds with the base salary for each such individual, subject to the annual maximum.

              Supplemental Retirement Benefit – Under his supplemental retirement benefit, Mr. Bohn is entitled to receive upon retirement a monthly benefit equal to 30% of Mr. Bohn's average monthly compensation at age 55 increasing to 50% of average monthly compensation at age 59, reduced by the amount of any pension payable by us under the Retirement Plan and subject to adjustment to the extent Mr. Bohn has not completed 20 years of employment after April 30, 1992. Average monthly compensation is based on the average of Mr. Bohn's compensation for the three most recent years prior to Mr. Bohn's retirement or other termination. Mr. Bohn's spouse is entitled to receive 50% of the supplemental retirement benefit amount that would have been payable to Mr. Bohn in the event of Mr. Bohn's death. In addition, under his employment agreement, if there were to occur a change in control of our company, as defined in his executive severance agreement, we will pay to Mr. Bohn in a single distribution the then present value of his accrued and vested supplemental retirement benefit. Compensation that the supplemental retirement benefit covers for Mr. Bohn generally corresponds with his base salary and earned bonus compensation.

              Oshkosh Corporation Executive Retirement Plan – Under the Executive Retirement Plan, certain of our officers, including the named executive officers other than Mr. Bohn and Mr. Paylor, are entitled to receive upon retirement a monthly benefit equal to 24% of their average monthly compensation at age 55 increasing to 40% of average monthly compensation at age 62, prorated if the executive has less than 20 years of service at retirement. This amount is reduced by the amount of any pension payable by us under the Retirement Plan, the annuity value of the executive's 401(k) plan match and 50% of the executive's social security benefit. Average monthly compensation is based on the average of the executive's compensation for the highest five years of pay in the last ten years of credited service with the highest five not required to be consecutive. Beginning October 1, 2004, the final average monthly compensation includes base and bonus pay. The executive's spouse is entitled to receive 50% of the Executive Retirement Plan benefit that would have been payable in the event of the executive's death. Compensation that the Executive Retirement Plan covers generally corresponds with base salary and earned bonus compensation.

              JLG Industries, Inc. Supplemental Executive Retirement Plan – Under the JLG Industries, Inc. Supplemental Executive Retirement Plan, Mr. Paylor is entitled to receive upon retirement, or in other specified circumstances, a monthly benefit equal to one-twelfth of the highest average of the amount of Mr. Paylor's base salary plus the amount of any cash bonus paid to him for any two calendar years (within the last ten years of Mr. Paylor's employment with JLG), multiplied by a percentage reflected in a written agreement between JLG and Mr. Paylor (55%). This amount is reduced by the actuarial equivalent of benefits provided to Mr. Paylor in conjunction with JLG's contributions to other employer-sponsored retirement plans, the actuarial equivalent of retirement benefits provided by previous employers of Mr. Paylor and 50% of Mr. Paylor's social security benefit. The retirement benefit is payable in the form of a ten-year certain life annuity, with options for a joint and survivor annuity and, with respect to the value of benefits accrued prior to January 1, 2005, an actuarial equivalent lump sum payout. Mr. Paylor may elect to receive a reduced retirement benefit in the case of early retirement. The plan provides for 25% vesting per year after two years of service, with full vesting after five years of service. As a result of the change in control of JLG that resulted from our acquisition of JLG in December 2006, Mr. Paylor would be entitled to receive his full retirement benefit, calculated in the manner set forth above as of the acquisition date, if we terminate his employment with JLG for any reason.

Non-Qualified Deferred Compensation

              The table below sets forth certain information for each of our named executive officers with respect to the Oshkosh Corporation Deferred Compensation Plan for Directors and Executive Officers, and for Mr. Paylor, the JLG Industries, Inc. Executive Deferred Compensation Plan, both of which we describe below.

Name	Executive Contributions in Fiscal Year 2008 ($)	Registrant Contributions in Fiscal Year 2008 ($) (1)	Aggregate Earnings in Fiscal Year 2008 ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at September 30, 2008 ($)
Robert G. Bohn	—	—	—	—	—
David M. Sagehorn	—	—	—	—	—
Charles L. Szews	—	—	—	—	—
Craig E. Paylor	58,043	74,426	(137,642)	—	437,436
Matthew J. Zolnowski	—	—	94,159	—	1,326,180

                  (1)          The entire amount of Registrant Contributions for Mr. Paylor is reported in the "All Other Compensation" column of the Summary Compensation Table.

              (2)          $23,593 of the amount for Mr. Zolnowski represents above-market interest on deferred compensation. This amount is reported in the "Change in Pension Value and Non-Qualified Deferred Compensation Earnings" column of the Summary Compensation Table for Mr. Zolnowski.

              Oshkosh Corporation Deferred Compensation Plan for Directors and Executive Officers – Our named executive officers may elect to participate in the Oshkosh Corporation Deferred Compensation Plan for Directors and Executive Officers, under which each participating named executive officer may defer up to 65% of the executive officer's base salary for the plan year and 85% of the executive officer's annual incentive compensation payable in the plan year for services and performance during the preceding plan year. Each executive officer's compensation will be reduced by the amount of all deferrals made on his behalf. For executive officers participating in the Deferred Compensation Plan who also participate in our 401(k) savings plan, we credit a matching contribution on amounts deferred under the Deferred Compensation Plan to a company match account for the executive under the Deferred Compensation Plan in the same relative amount as is made to the executive's account under our 401(k) savings plan on amounts the executive has elected to defer under that plan. For any 401(k) plan year, the participant's aggregate company matching contribution to the 401(k) plan and to this Plan may not exceed the rate of company matching applicable under the 401(k)

plan multiplied by the maximum allowable pretax contribution permitted by Internal Revenue Code Section 402(g) (exclusive of catch-up contributions permitted by Internal Revenue Code Section 414(v)) for the 401(k) plan year.

              An executive participating in the Deferred Compensation Plan may elect to have his deferrals credited to a fixed-income investment account or in a stock account. Deferrals credited to a fixed-income investment account earn interest at the prime rate as published in The Wall Street Journal on the last business day of the immediately preceding plan year quarter, plus 1%. Deferrals credited to a stock account are treated as though invested in our Common Stock. Any dividends earned on our Common Stock are reinvested in each executive's stock account.

              Payments from the Deferred Compensation Plan may be made in a lump sum or in annual installments for up to ten years at the election of the executive. Payments generally initiate upon the executive's separation from service with us. However, in the event of a change in control of our company, as defined in the Deferred Compensation Plan, we will pay out the accounts of all executives in a single lump sum cash payment.

              JLG Industries, Inc. Executive Deferred Compensation Plan – Executive officers of JLG, including Mr. Paylor, may elect to participate in the JLG Industries, Inc. Executive Deferred Compensation Plan, under which Mr. Paylor may defer up to 100% of his base salary for the plan year and up to 100% of his annual incentive compensation payable in the plan year for services and performance during the preceding plan year. Mr. Paylor's compensation will be reduced by the amount of all deferrals made on his behalf. For JLG executive officer's participating in the JLG Industries, Inc. Employees' Retirement Savings Plan, including Mr. Paylor, we will credit an additional amount equal to an amount we would have credited to the Savings Plan as a matching contribution (as defined in the Savings Plan) and a profit sharing contribution (as defined in the Savings Plan), if any, had the contribution limitations imposed by law not applied to the executive with respect to his participation in the Savings Plan during that year.

              Mr. Paylor may elect to have his deferrals credited to various fixed income, equity, or balanced mutual funds as outlined in the plan document.

              Payments of the vested portion Mr. Paylor's account under the Executive Deferred Compensation Plan may be made in a lump sum or in annual installments for up to 15 years at the election of Mr. Paylor. Payments generally initiate upon Mr. Paylor's separation from service with JLG. As a result of the change in control of JLG that resulted from our acquisition of JLG in December 2006, Mr. Paylor is fully vested in all amounts that he deferred prior to the acquisition date.

Potential Payments Upon Termination Or Change In Control

              The following tables disclose potential payments and benefits under our compensation and benefit plans and arrangements to which our named executive officers would be entitled to upon a termination of employment or a change in control of our company. We list the estimated amount of compensation payable to each of our named executive officers in each situation in the tables below assuming that the termination and/or change in control of our company occurred at September 30, 2008 and that our Common Stock had a value of $13.16, which was the closing market price for our Common Stock on September 30, 2008. The actual amount of payments and benefits can only be determined at the time of such a termination or change in control, and therefore the actual amounts would vary from the estimated amounts in the tables below. Descriptions of the circumstances that would trigger payments or benefits to our named executive officers, how such payments and benefits are determined under the circumstances, material conditions and obligations applicable to the receipt of payments or benefits and other material factors regarding such agreements and plans, as well as other material assumptions that we have made in calculating the estimated compensation, follow these tables. However, refer to the Pension Benefits table above for amounts that our named executive officers would receive upon retirement absent a change in control of our company.

Robert G. Bohn	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason ($)	Change in Control ($)	Change in Control and Termination Without Cause or Voluntary Termination for Good Reason ($)
Triggered Payouts
Cash Termination Payment				8,366,034		8,760,000
Continued Life, Hospitalization, Medical and Dental Insurance Coverage		285,463		289,384		289,384
Outplacement Services						172,500
Legal and Accounting Advisor Services						10,000
Unvested Stock Options	430,080	430,080	430,080		430,080	430,080
Unvested Restricted Stock	96,515	96,515	96,515		96,515	96,515
Unearned Annual Cash Incentive Awards					1,150,000	1,150,000
Unvested Retirement Benefits
Additional Retirement Benefits						198,080
Disability Payment		2,464,833
Excise Tax Gross Up Payment

Total Pre-tax Benefit	526,595	3,276,891	526,595	8,655,418	1,676,595	11,106,559

David M. Sagehorn	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason ($)	Change in Control ($)	Change in Control and Termination Without Cause or Voluntary Termination for Good Reason ($)
Triggered Payouts			Not Eligible
Cash Termination Payment				730,000		1,424,334
Continued Life, Hospitalization, Medical and Dental Insurance Coverage						51,013
Outplacement Services						54,750
Legal and Accounting Advisor Services						10,000
Unvested Stock Options	94,080	94,080			94,080	94,080
Unvested Restricted Stock	2,632	2,632			2,632	2,632
Unearned Annual Cash Incentive Awards					219,000	219,000
Unvested Retirement Benefits
Additional Retirement Benefits						916,236
Excise Tax Gross Up Payment						1,178,999

Total Pre-tax Benefit	96,712	96,712		730,000	315,712	3,951,044

Charles L. Szews	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason ($)	Change in Control ($)	Change in Control and Termination Without Cause or Voluntary Termination for Good Reason ($)
Triggered Payouts			Not Eligible
Cash Termination Payment				2,289,059		3,540,232
Continued Life, Hospitalization, Medical and Dental Insurance Coverage				34,229		51,013
Outplacement Services						99,751
Legal and Accounting Advisor Services						10,000
Unvested Stock Options	192,080	192,080			192,080	192,080
Unvested Restricted Stock	26,320	26,320			26,320	26,320
Unearned Annual Cash Incentive Awards					532,006	532,006
Unvested Retirement Benefits
Additional Retirement Benefits						1,198,913
Excise Tax Gross Up Payment

Total Pre-tax Benefit	218,400	218,400		2,323,288	750,406	5,650,315

Craig E. Paylor	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason ($)	Change in Control ($)	Change in Control and Termination Without Cause or Voluntary Termination for Good Reason ($)
Triggered Payouts			Not Eligible
Cash Termination Payment				825,000		1,681,516
Continued Life, Hospitalization, Medical and Dental Insurance Coverage						26,714
Outplacement Services
Legal and Accounting Advisor Services						10,000
Unvested Stock Options	70,560	70,560			70,560	70,560
Unvested Restricted Stock	131,600	131,600			131,600	131,600
Unearned Annual Cash Incentive Awards					247,500	247,500
Unvested Retirement Benefits
Additional Retirement Benefits						1,584,620
Excise Tax Gross Up Payment

Total Pre-tax Benefit	202,160	202,160		825,000	449,660	3,752,510

Matthew J. Zolnowski	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason ($)	Change in Control ($)	Change in Control and Termination Without Cause or Voluntary Termination for Good Reason ($)
Triggered Payouts
Cash Termination Payment				759,000		2,001,375
Continued Life, Hospitalization, Medical and Dental Insurance Coverage						51,013
Outplacement Services						56,925
Legal and Accounting Advisor Services						10,000
Unvested Stock Options	62,720	62,720	62,720		62,720	62,720
Unvested Restricted Stock	10,975	10,975	10,975		10,975	10,975
Unearned Annual Cash Incentive Awards					227,700	227,700
Unvested Retirement Benefits
Additional Retirement Benefits						662,983
Disability Payment
Excise Tax Gross Up Payment

Total Pre-tax Benefit	73,695	73,695	73,695	759,000	301,395	3,083,691

              Key Executive Employment and Severance Agreements – We currently have in effect Key Executive Employment and Severance Agreements, or KEESAs, with our executive officers, including each of our named executive officers other than Mr. Paylor. (Our Human Resources Committee approved an agreement for Mr. Paylor in fiscal 2008 although he did not execute the agreement until December 2008.) Under the KEESAs, after a change in control of our company, if we terminate the executive's employment other than by reason of death, disability or for cause, then the executive is entitled to a cash termination payment and other benefits. The executive is also entitled to a cash termination payment and other benefits if, after the change in control of our company, the executive terminates his employment for good reason. The termination payment will be equal to the sum of the executive's annual salary in effect at the change in control (or any subsequent higher salary) plus the highest annual bonus award paid during the three years before the change in control, multiplied by the number of years remaining in the employment period (up to three but not less than one). The amounts in the tables assume the maximum three years remaining in the employment period. If the executive is entitled to a cash termination payment, then the executive also is entitled to (i) additional pension benefits equal to the difference between the amount he would actually be entitled to receive on retirement and the amount to which he would have been entitled to receive had he continued to work until the earlier of age 65 or the number of years remaining in the employment period (up to three) and (ii) the difference between the unreduced social security benefit payable to the executive if his employment continued until his unreduced social security age and the actual social security benefit payable to the executive at the end of the employment period. This payment ceases at the executive's unreduced social security age. In addition, the KEESAs provide for outplacement services and continuation of life and disability insurance for up to three years, hospitalization, medical and dental coverage and other welfare benefits as in effect at the termination. The KEESAs provide that if the payments under the agreement are an "excess parachute payment" for purposes of the Internal Revenue Code, then we will pay the executive the amount necessary to offset the 20% excise tax that the Internal Revenue Code imposes and any additional taxes on this payment. We have revised the terms of the KEESAs with the purpose of ensuring that payments under the agreement are not "income includible under Section 409A" for purposes of the Internal Revenue Code. However, if for some reason payments under the agreement are nonetheless "income includible under Section 409A", then we can be obligated to pay the executive the 20% additional income tax that Internal Revenue Code Section 409A imposes and interest and any additional taxes on this payment.

              In consideration of the KEESA benefits, each executive officer party to a KEESA agrees not to compete with us for a period of 18 months after the executive officer leaves us and to keep in confidence any proprietary information or confidential information for a period of 18 months after the executive officer leaves us. Our Board of Directors can waive both of these conditions.

              Under the KEESAs, there is a "change in control" if:

  •
  any person is or becomes the beneficial owner of securities representing 25% or more of our outstanding Common Stock;

  •
  there is a change in the composition of our Board of Directors that at least two-thirds of the existing directors have not approved;

  •
  a merger, consolidation or share exchange with any other corporation (or the issuance of voting securities in connection with a merger, consolidation or share exchange) is consummated in which our shareholders control less than 50% of combined voting power after the merger, consolidation or share exchange; or

  •
  our shareholders approve a plan of complete liquidation or dissolution or a sale or disposition by us of all or substantially all of our assets is consummated.

              Under the KEESAs, the term "cause" generally means:

  •
  committing any act of fraud, embezzlement or theft in connection with the executive's duties as an executive officer;

  •
  continuing, willful and unreasonable refusal by an executive to perform duties or responsibilities;

  •
  willfully engaging in illegal conduct or gross misconduct that causes us demonstrable and serious financial injury;

  •
  willfully disclosing our trade secrets or confidential information; or

  •
  engaging in competition with us that our Board of Directors determines to be materially harmful to us.

              Under the KEESAs, the term "good reason" generally means:

  •
  a breach of the agreement by us;

  •
  any reduction in an executive's base salary, percentage of base salary available as incentive compensation or bonus opportunity or benefits;

  •
  a material adverse change in the executive's working conditions or status with us from such working conditions or status in effect during the 180-day period prior to the change in control, including but not limited to a significant change in the nature or scope of his authority, powers, functions, duties or responsibilities or a significant reduction in the level of support services, staff, secretarial and other assistance, office space and accoutrements, but in each case excluding for this purpose an isolated, insubstantial and inadvertent event not occurring in bad faith that we remedy promptly after receipt of notice thereof;

  •
  relocation of the executive's principal place of employment to a location more than 50 miles from the executive's principal place of employment during the 180-day period prior to the change in control;

  •
  we require the executive to travel on business to a materially greater extent than was required during the 180-day period prior to the change in control;

  •
  our failure to cause a successor to assume an executive's agreement; or

  •
  we terminate the executive's employment after a change in control without delivering proper notice of termination.

              Executive Severance Plan – Until December 6, 2008, we had in effect the JLG Industries, Inc. Executive Severance Plan with Mr. Paylor for which we assumed responsibility in connection with our acquisition of JLG in December 2006. Under the Executive Severance Plan, as a result of the change in control of JLG that resulted from our acquisition of JLG, Mr. Paylor was entitled to certain benefits if we were to have terminated his employment with JLG for any reason prior to December 6, 2008. Upon the expiration of the Executive Severance Plan, we entered into a Key Executive Employment and Severance Agreement with Mr. Paylor with terms substantially similar to those described above under" Key Executive Employment and Severance Agreements." Mr. Paylor did not receive, and is no longer entitled to receive, any benefits under the Executive Severance Plan.

              Stock Option Agreements – We have granted stock option awards to our named executive officers under both the Oshkosh Corporation 1990 Incentive Stock Plan and the Oshkosh Corporation 2004 Incentive Stock and Awards Plan. Both plans contain provisions that apply upon a termination of an executive or a change in control of our company.

Oshkosh Corporation 1990 Incentive Stock Plan

              Under this plan and the related award agreements, if the executive's employment terminates by reason of the executive's death, disability or retirement, then the option award will become fully vested and will remain exercisable by the executive or his beneficiary for a period of one year after the date of the executive's death or disability or three months after the date of the executive's retirement. If we cease to employ the executive for any reason other than death, disability or retirement, then that portion of the option award that is exercisable on the date of the executive's termination of employment will remain exercisable for a period of three months after such date and the remaining portion of the option award will automatically expire on such date. Effective upon a change in control of our company, the option award will fully vest and will immediately become exercisable. "Change in control" in this plan is defined in the same manner as under the KEESAs.

Oshkosh Corporation 2004 Incentive Stock and Awards Plan

              Under this plan and the related award agreements, if the executive's employment terminates by reason of the executive's death, disability or retirement, then the option award will become fully vested and will remain exercisable by the executive or his beneficiary for a period of one year after the date of the executive's death or disability or one to three years after the date of the executive's retirement. Effective upon a change in control of our company, the option award will fully vest and will immediately become exercisable, and the executive holding the option award will have the right to receive, in exchange for surrender of each option, an amount of cash equal to the excess, if any, of the fair market value of a share of our Common Stock as determined on the date of exercise over the exercise price of the option as stated on the date the option was awarded. "Change in control" in this plan is defined in the same manner as under the KEESAs.

              The amounts in the tables above include the value attributable to unvested stock options that our named executive officers held valued at the amount by which the closing price of our Common Stock on September 30, 2008 exceeds the exercise price of the unvested options.

              Restricted Stock Agreements – We have granted restricted stock awards to our named executive officers under the Oshkosh Corporation 2004 Incentive Stock and Awards Plan.

              Under this plan and the related award agreements, if the executive's employment terminates by reason of the executive's death, disability or retirement, then any shares of restricted stock that are not vested will become fully vested at the time the executive's employment is terminated as a result of death, disability or retirement. Messrs. Bohn and Zolnowski were the only named executive officers eligible for retirement under this plan at September 30, 2008. If we cease to employ the executive for any reason other than death, disability or retirement, then any shares of restricted stock held by the executive which are not vested on the date of such termination will be immediately forfeited. Effective upon a change in control of our company, any shares of restricted stock that have not vested will vest and the executive will have the right to receive, in exchange for surrender of such shares of restricted stock, an amount of cash equal to the greater of (i) the fair market value of a share of our Common Stock as determined on the date of the change in control and (ii) the highest per share price paid in the change in control transaction.

              The tables above include amounts attributable to unvested restricted stock that our named executive officers held valued at the closing price of our Common Stock on September 30, 2008.

              Performance Share Awards – Performance share awards have been granted to our named executive officers under the Oshkosh Corporation 2004 Incentive Stock and Awards Plan. Under this plan and the related award terms, if the executive's employment terminates by reason of the executive's death, disability or retirement after the tenth trading day of the performance period in respect of an award, then the executive will receive a proportionate number of the shares of our Common Stock that the executive would have received had the performance period ended on the date of termination based on the number of days that have elapsed in the performance period prior to the date of termination. If we cease to employ the executive for any reason other than death, disability or retirement, then the executive will forfeit any rights with respect to an award of performance shares. Effective upon a change in control of our company that occurs during the performance period in respect of an award, the executive will be fully vested in the number of shares of our Common Stock calculated as if the performance period ended on the date of the change in control. The tables above do not reflect any amounts relating to performance share awards that we have granted in fiscal 2007 because the total shareholder return is below the threshold and performance share awards that we have granted in fiscal 2008 because the performance period under those awards did not begin until the start of fiscal 2009.

              Oshkosh Corporation Executive Retirement Plan – Upon a change in control of our company, executives participating in our Executive Retirement Plan are credited with up to an additional three years of service and this benefit is vested without regard to the normal vesting schedule under the plan. Furthermore, if we terminate the executive's employment for any reason following the change in control, the executive will be entitled to receive a single lump sum cash payment equal to the present value (as determined under the Executive Retirement Plan) of the executive's earned and vested benefits under the Executive Retirement Plan through December 31, 2004, within 60 days after the termination of the executive's employment. "Change in control" is defined in the same manner as under the KEESAs for this purpose. The executive will also be entitled to receive a single lump sum cash payment equal to the present value (as determined under the Executive Retirement Plan) of the executive's earned and vested benefits under the Executive Retirement Plan for the period commencing January 1, 2005, within 60 days of the change in control. "Change in control" has a specified meaning for this purpose as defined in the Executive Retirement Plan.

              JLG Industries, Inc. Supplemental Executive Retirement Plan – If we terminate Mr. Paylor's employment for any reason, then he is entitled to the amount of his accrued benefits under the Supplemental Executive Retirement Plan payable in the form of a ten-year certain life annuity or in a cash lump sum at his election. He may elect to begin receiving his accrued benefits on the first day of any month preceding his normal retirement date, but on or after such date as he attains age 55.

              Annual Cash Incentive Awards – Under the Oshkosh Corporation 2004 Incentive Stock and Awards Plan, upon a change in control of our company, for any annual cash incentive award that a named executive officer has not earned by the time of the change in control, the named executive officer is entitled to receive a proportionate amount of the executive's annual cash incentive target award opportunity, based on the number of whole months that have elapsed in the fiscal year prior to the change in control. For each named executive officer, the amounts we disclose as "Unearned Annual Cash Incentive Awards" in the tables above assume that the change in control occurred prior to the end of the fiscal year and, therefore, the named executive officers did not yet earn their annual cash incentive awards, but the amounts do reflect the full target award opportunity for such executive for fiscal 2008 rather than only a proportionate amount. The Summary Compensation Table reflects the actual amount of the annual cash incentive award that each named executive officer earned for fiscal 2008. A named executive officer would not be entitled to receive both the amount in the tables above and the amount in the Summary Compensation Table.

              For purposes of determining the amount of any excise tax that the Internal Revenue Code may impose as a result of our payment of an executive's annual cash incentive target award opportunity upon a change in control of our company and to enable us to estimate any excise tax gross up payment that we would have to pay to the executive, we assume that the executive has earned the entire amount of the award as of September 30, 2008, the assumed date of the change in control.

Executive Employment Agreements

Mr. Bohn's Employment Agreement

              We entered into an employment agreement with Mr. Bohn on October 15, 1998 and amended the agreement in 2008 to bring the agreement in compliance with the requirements of Internal Revenue Code Section 409A. If we terminate Mr. Bohn's employment during the term of the employment agreement without cause, or if Mr. Bohn terminates his employment for good reason, then we are obligated to continue to pay his base salary and certain fringe benefits, including medical and dental insurance, pension and retirement benefits, and provide other similar benefits for the remainder of the term as provided in the employment agreement. In addition to salary and fringe benefits, if we terminate Mr. Bohn's employment during the term of the employment agreement without cause, or if Mr. Bohn terminates his employment for good reason, then we are also obligated to pay to Mr. Bohn, on the last day of each fiscal year during the term as provided in the employment agreement, an amount equal to the average bonus paid or payable to Mr. Bohn with respect to the three full fiscal years preceding the date of termination of Mr. Bohn's employment. If Mr. Bohn becomes totally disabled during the term of his employment with us, and he is not paid his base salary, Mr. Bohn is entitled to receive benefits under our long-term disability program in an aggregate amount equal to 60% of his base salary then in effect for so long as such benefits would continue under our long-term disability program. Mr. Bohn's employment agreement entitles him to life insurance equal to three times his base salary and target bonus. The Summary Compensation Table reflects the premiums we have paid for this life insurance, but we do not include amounts payable under this life insurance in the table above that relates to Mr. Bohn.

              In consideration of the benefits provided to Mr. Bohn in his employment agreement, Mr. Bohn agrees not to compete with us for a period of one year after the termination of his employment, except in the event of our material breach of the employment agreement, and to keep in confidence any proprietary information or confidential information for a period of five years after the termination of his employment.

              Under Mr. Bohn's employment agreement, the term "cause" generally means:

  •
  engaging in theft, dishonesty, fraudulent misconduct, disclosure of trade secrets, gross dereliction of duty or other grave misconduct that is substantially injurious to us;

  •
  willfully causing a material injury to our reputation, business or prospects;

  •
  being convicted of a felony;

  •
  consenting to an order of the SEC for a violation of the federal securities laws;

  •
  repeatedly demonstrating a failure to perform material duties, not due to illness or disability;

  •
  the filing of a petition under federal bankruptcy laws or state insolvency laws by or against Mr. Bohn; or

  •
  failing to timely file required federal or state income tax returns and pay related taxes.

              Under Mr. Bohn's employment agreement, the term "good reason" means a material breach by us of the terms and conditions of the employment agreement.

Mr. Szews' Employment Agreement

              We entered into an employment agreement with Mr. Szews on March 20, 2007 and amended the agreement in 2008 to bring the agreement in compliance with the requirements of Internal Revenue Code Section 409A. If, prior to the end of the term of the employment agreement, we terminate Mr. Szews' employment other than for cause, or Mr. Szews terminates his employment for good reason, then we are obligated to pay to Mr. Szews as severance pay, in lieu of base salary and bonus for the remaining term of the employment agreement, an amount equal to two times the sum of (i) Mr. Szews' base salary, plus (ii) an amount equal to the average of the annual bonuses paid or payable to Mr. Szews with respect to the three full fiscal years preceding the date of termination. In addition, we are obligated to pay a pro rata bonus for the fiscal year in which the termination occurs and fringe benefits for the remaining term of the employment agreement.

              In consideration of the benefits provided to Mr. Szews in his employment agreement, Mr. Szews entered into a confidentiality and loyalty agreement with us whereby he agrees not to compete with us for a period of 18 months after the termination of his employment and to keep in confidence any proprietary information or confidential information for a period of two years after the termination of his employment. In this agreement, Mr. Szews also agrees not to solicit our employees and to notify us before accepting employment with a competitor of ours for a period of 18 months after the termination of his employment.

              Under Mr. Szews' employment agreement, "cause" is defined in the same manner as under Mr. Bohn's employment agreement, except that under Mr. Szews' employment agreement, "cause" also means:

  •
  being involved in the commission of an impropriety involving our financial statements;

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  committing material violations of our codes of conduct; or

  •
  materially breaching obligations under the confidentiality and loyalty agreement.

              Under Mr. Szews' employment agreement, the term "good reason" means any substantial breach by us of the employment agreement that is not remedied by us promptly after receipt of notice thereof from Mr. Szews.

              Deferred Compensation Plans – A termination of an executive officer or a change in control of our company would not impact the amounts payable to our named executive officers under the Oshkosh Corporation Deferred Compensation Plan for Directors and Executive Officers or the JLG Industries, Inc. Executive Deferred Compensation Plan. We fully disclose the amounts our named executive officers would receive under each plan in the Non-Qualified Deferred Compensation Table above.

DIRECTOR COMPENSATION

              The table below summarizes the compensation paid to or earned by our non-employee directors during fiscal 2008.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (3) (4) (5)	Option Awards ($) (3) (4) (5)	Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and Non-Qualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($) (7)	Total ($)
J. William Andersen	57,500	47,480	33,128	—	—	—	138,108
Robert A. Cornog	53,000	45,749	31,902	—	—	6,991	137,642
Richard M. Donnelly	59,000	47,480	33,128	—	7,117	2,973	149,698
Fredrick M. Franks, Jr.	59,000	47,480	33,128	—	—	6,901	146,509
Michael W. Grebe	68,500	47,480	33,128	—	—	9,117	158,225
Kathleen J. Hempel	58,000	47,480	33,128	—	—	4,000	142,608
Harvey N. Medvin	67,500	47,480	33,128	—	—	12,092	160,200
J. Peter Mosling, Jr.	50,000	47,480	33,128	—	—	1,250	131,858
Craig P. Omtvedt(2)	22,125	32,926	5,149	—	—	—	60,200
Timothy J. Roemer	50,000	69,577	32,850	—	—	—	152,427
Richard G. Sim	57,500	47,480	33,128	—	2,798	5,486	146,392

                  (1)          Directors who also are employees, Messrs. Bohn and Szews, receive no additional compensation for their service on our Board of Directors and are not included in this table. The compensation Messrs. Bohn and Szews received as our employees during and for fiscal 2008 is shown in the Summary Compensation Table above.

              (2)          Our Board of Directors appointed Mr. Omtvedt to our Board on May 20, 2008. In connection with his appointment, we awarded Mr. Omtvedt 825 shares of restricted stock and options to purchase 1,950 shares of our Common Stock at a price of $39.91 per share. The restricted stock and stock option awards were each made under our 2004 Incentive Stock and Awards Plan. In addition, Mr. Omtvedt received a Board meeting attendance cash payment and a pro rata portion of the current quarterly retainer paid to our non-employee directors.

              (3)          The amounts in this column are based on the dollar amount of the expense that we recognized in connection with awards to our non-employee directors under our 2004 Incentive Stock and Awards Plan for financial statement reporting purposes for the fiscal year ended September 30, 2008. We determined the amount of the expense in accordance with FAS 123R, except that, in compliance with SEC requirements, the amounts reported in our Director Compensation Table do not take into account any estimates of forfeitures relating to service-based vesting. In general, FAS 123R requires us to expense the value of equity awards ratably over the vesting period of the equity award, or a shorter period based upon certain acceleration provisions of the awards, and the amounts in our Director Compensation Table therefore include amounts attributable to awards granted in and prior to fiscal year 2008. Note 15 to our audited consolidated financial statements for the fiscal year ended September 30, 2008, which are included in our Annual Report on Form 10-K that we filed with the SEC on November 14, 2008, includes assumptions (other than estimates of forfeitures) that we used in the calculation of these amounts.

              (4)          The table below sets forth the aggregate number of unvested restricted stock awards and the aggregate number of stock option awards of each of our non-employee directors outstanding at September 30, 2008.

Name	Aggregate Number of Outstanding Restricted Stock Awards (#)	Aggregate Number of Outstanding Stock Option Awards (#)
J. William Andersen	1,101	31,650
Robert A. Cornog	1,414	10,088
Richard M. Donnelly	1,101	38,650
Fredrick M. Franks, Jr.	1,101	81,650
Michael W. Grebe	1,101	57,650
Kathleen J. Hempel	1,101	69,650
Harvey N. Medvin	1,101	10,850
J. Peter Mosling, Jr.	1,101	69,650
Craig P. Omtvedt	—	1,950
Timothy J. Roemer	550	4,550
Richard G. Sim	1,101	57,650

              (5)          The grant date fair value of the equity awards we granted in fiscal 2008 to all non-employee directors other than Mr. Omtvedt, computed in accordance with FAS 123R, was $457,490 for stock awards and $319,020 for option awards. The grant date fair value of the equity awards we granted to Mr. Omtvedt in fiscal 2008 was $32,926 for stock awards and $23,031 for option awards.

              (6)          The amounts in this column represent above-market interest on non-qualified deferred compensation. The above-market interest rate is the percentage amount by which the interest rate earned on deferred compensation in fiscal 2008 exceeded 120% of the applicable federal long-term interest rate, with compounding, at the time the interest rate was set. The interest rate earned on deferred compensation for the first, second, third and fourth quarters of fiscal 2008 was 8.75%, 8.25%, 6.25% and 6.00%, respectively. For the same periods, 120% of the applicable federal long-term interest rate was 6.00%, 5.56%, 5.05% and 5.26%, respectively.

              (7)          The amounts in this column represent reimbursements of federal and state income tax penalties and professional services costs associated with preparation of amended federal and state income tax returns, and a corresponding tax gross up benefit. The tax penalties were related to restricted stock awards made in fiscal 2005 and fiscal 2006, which contrary to our understanding at the time the awards were made, arguably represented taxable income to retirement eligible directors. We issued revised 1099's to the affected directors for fiscal years 2005 and 2006. The Human Resources Committee, after review and discussion, decided to reimburse the affected directors for any penalties they incurred in connection with the revised tax filings. A tax gross up benefit was also applied to the reimbursements.

              Retainer and Meeting Fees – Each non-employee director is entitled to receive an annual retainer of $35,000 and a fee of $1,500 for each Board and Board committee meeting attended, including telephonic Board meetings. The Chairperson of the Audit Committee receives an additional annual retainer of $10,000 and the Chairpersons of the Governance and Human Resources Committees receive an additional annual retainer of $5,000. Additionally, we reimburse directors for reasonable travel and related expenses that they incur in attending Board and Board committee meetings as well as continuing education programs.

              Stock Options – We grant our non-employee directors stock options under the Oshkosh Corporation 2004 Incentive Stock and Awards Plan. The exercise price for options is the closing share price of our Common Stock on the date of the grant. These grants generally occur at the meeting of our Board of Directors held on the date of our annual meeting of shareholders, or at the time a director joins our Board. Options have a term of 10 years and one month and vest ratably over a three year period beginning with the first 33.3% vesting one year after the date of grant, the second 33.3% vesting two years after the date of grant and the final 33.4% vesting three years after the date of grant. If a director ceases to be a member of the Board as a result of death, disability or retirement, then the director's options will become fully vested. If a director ceases to be a member of the Board for any reason other than death, disability or retirement, prior to the date the options are fully vested, then the director will forfeit the options that have not vested on the date the director ceases to be a member of the Board. Effective upon a change in control of our company, the option will fully vest and will immediately become exercisable and the director holding the option will have the right to receive, in exchange for surrender of the option, an amount of cash equal to the excess of the greater of (i) the fair market value of a share of our Common Stock as determined on the date of the change in control and (ii) the highest per share price paid in the change in control transaction over the purchase or grant price of such shares under the option award.

              Restricted Stock Awards – Our non-employee directors receive shares of restricted stock under the Oshkosh Corporation 2004 Incentive Stock and Awards Plan which are subject to certain limited restrictions on transfer.

              Deferred Compensation Plan – Our non-employee directors may elect to participate in our Deferred Compensation Plan for Directors and Executive Officers, under which each director may defer up to 100% of all retainer fees, attendance fees and fees for serving as a committee chair. We will reduce the fees paid to each director by the amount of all deferrals made on his or her behalf.

              A director participating in the Deferred Compensation Plan may elect to have his or her deferrals credited to a fixed-income investment account or a stock account. Deferrals credited to a fixed-income investment account earn interest at the prime rate as published in The Wall Street Journal on the last business day of the immediately preceding plan year quarter, plus 1%. We treat deferrals credited to a stock account as though invested in our Common Stock. Any dividends earned on our Common Stock are reinvested in each director's stock account.

              Payments from the Deferred Compensation Plan may be made in a lump sum or in annual installments for up to ten years at the election of the director. Payments generally initiate upon the director ceasing to be a member of the Board. However, in the event of a change in control of our company, as defined in the Deferred Compensation Plan, we will pay out the accounts of all directors in a single lump sum cash payment.

PROPOSALS REQUIRING YOUR VOTE

Proposal 1:
Election of Directors

              Our Board of Directors has nominated twelve people for election as directors at the Annual Meeting. Each of the nominees currently is a director of our company and, with the exception of Mr. Omtvedt, was elected at the 2008 Annual Meeting. If our shareholders elect these directors, then the directors will hold office until the next Annual Meeting, or until their successors have been elected and qualified.

              The nominees are: J. William Andersen, Robert G. Bohn, Richard M. Donnelly, Frederick M. Franks, Jr., Michael W. Grebe, Kathleen J. Hempel, Harvey N. Medvin, J. Peter Mosling, Jr., Craig P. Omtvedt, Timothy J. Roemer, Richard G. Sim and Charles L. Szews. Their biographical information is set forth on pages 5-7 of this Proxy Statement.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED ABOVE.

Proposal 2:
Approval of the 2009 Incentive Stock and Awards Plan

Summary of Proposal

              General.    Our Board of Directors is seeking approval from our shareholders of the Oshkosh Corporation 2009 Incentive Stock and Awards Plan, including the authority to issue up to 4 million shares of our Common Stock under the 2009 plan, as such number may be adjusted. We currently have two incentive plans in effect, the 1990 Incentive Stock Plan and the 2004 Incentive Stock and Awards Plan. As is true for the 1990 and 2004 Plans, the two complementary goals of the 2009 plan are to attract and retain outstanding individuals to serve as officers, directors, employees and consultants to our Company and to increase shareholder value. Through the approval of the 2009 Plan, the Board seeks to provide a direct link between shareholder value and compensation awards by authorizing awards of shares of our Common Stock, monetary payments based on the value of our Common Stock and other incentive compensation awards that are based on our financial performance.

              In addition to these important goals, the 2009 Plan is being proposed to achieve the following improvements and objectives:

  •
  Compliance with current statutes and regulations;

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  Improvement of administrative efficiency and flexibility;

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  Consideration of shareholder advisory group policies; and

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  Authorization of shares to continue to meet our compensation goals for future years.

              All awards granted under either the 1990 or 2004 Plan that are still outstanding upon the approval of the 2009 Plan will remain outstanding and will continue to be subject to all of the terms and conditions of the applicable Plan. As of December 9, 2008, there were 991,000 shares subject to outstanding options under the 1990 Plan and 3,333,372 shares subject to outstanding options under the 2004 Plan. Also, as of December 9, 2008, there were no shares subject to unvested restricted stock awards under the 1990 Plan and 52,228 shares subject to unvested restricted stock awards under the 2004 Plan and no shares subject to performance share awards outstanding under the 1990 Plan and

201,200 shares subject to performance share awards outstanding under the 2004 Plan. Our Restated Articles of Incorporation authorize the issuance of 300,000,000 shares of Common Stock, and as of December 9, 2008, there were 74,428,838 shares of Common Stock issued and outstanding. The market value of one share of Common Stock as of the close of market on December 9, 2008 was $7.62.

              The 1990 Plan first became effective on April 9, 1990. The 1990 Plan terminated upon our shareholders' approval of the 2004 Plan and no shares of Common Stock remain available for additional grants under the 1990 Plan.

              The 2004 Plan first became effective upon its approval by our shareholders on February 3, 2004. 507,895 shares remain available for additional grants under the 2004 Plan. Upon our shareholders' approval of the 2009 Plan, the 2004 Plan will terminate and no new awards will be granted under the 2004 Plan.

              The following is a summary of the material provisions of the 2009 Plan. A copy of the 2009 Plan is attached to this Proxy Statement as Attachment A and is incorporated by reference into this Proxy Statement in its entirety. This summary is subject to the language of the 2009 Plan and the text of the 2009 Plan shall control if there is any inconsistency between this summary and the 2009 Plan text.

              Administration and Eligibility.    The 2009 Plan will be administered by the Human Resources Committee, or the Committee, of Oshkosh Corporation, or the Company, which will have the authority to interpret the provisions of the 2009 Plan; make, change and rescind rules and regulations relating to the 2009 Plan; and make changes to, or reconcile any inconsistency in, any award or agreement covering an award. The Committee may designate any of the following as a participant under the 2009 Plan: any officer or other employee of the Company or its affiliates or individuals engaged to become an officer or employee, consultants who provide services to the Company or its affiliates and non-employee directors of the Company. The selection of participants will be based upon the Committee's opinion that the participant is in a position to contribute materially to the Company's continued growth and development and to its long-term financial success. The Company currently has eleven non-employee directors.

              Types of Awards.    Awards under the 2009 Plan may consist of stock options, stock appreciation rights, performance shares, performance units, shares of Common Stock, restricted stock, restricted stock units or an incentive award. If the 2009 Plan is approved, then the Committee may grant any type of award to any participant it selects, but only employees of the Company or its subsidiaries may receive grants of incentive stock options. Awards may be granted alone or in addition to, in tandem with, or in substitution for any other award (or any other award granted under another plan of the Company or any affiliate). In addition, the Committee is authorized to provide or make awards in a manner that complies with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, so that the awards will avoid a plan failure as described in Section 409A(1). The Committee's authorization includes the authority to defer payments or wait for specified distribution events, as provided in Section 409A(2).

              Shares Reserved under the 2009 Plan.    The 2009 Plan provides that 4 million shares of Common Stock are reserved for issuance under the 2009 Plan, subject to adjustment as described below. The number of shares reserved for issuance will be reduced by the maximum number of shares for each award that may be payable, as determined on the date of the grant of the award; however, the total number of shares reserved will be reduced by 1.75 shares for each share delivered in payment or settlement of a full-value award. Full-value awards include shares of Common Stock, restricted stock, restricted stock units, performance shares, performance units and any other award under which the value of the award is measured as the full value of a share of Common Stock, rather than the increase in the value of a share of Common Stock.

              In general, (a) if an award granted under the 2009 Plan expires, is canceled or terminates without issuance of shares or other payment, (b) if shares are forfeited under an award, or (c) if shares are issued under any award and the Company reacquires them pursuant to rights reserved by the Company upon the issuance of the shares, then such shares may again be used for new awards under the Plan, but these shares may not be issued as incentive stock options. Shares that are tendered or withheld in payment of the exercise price of an option or as a result of the net settlement of a stock appreciation right, are tendered or withheld to meet federal, state or local tax withholding obligations and shares purchased by the Company using proceeds from option exercises may never be made available for issuance under the 2009 Plan. If any shares subject to awards granted under the 1990 Plan or the 2004 Plan would again become available for new grants under the terms of such plan if such plan were still in effect, then those shares will be available for the purpose of granting awards under the 2009 Plan, thereby increasing the number of shares available for issuance under the 2009 Plan.

              No participant may be granted awards under the 2009 Plan that could result in such participant:

  •
  receiving options for, and/or stock appreciation rights with respect to, more than 5,000,000 shares of Common Stock during any period of five consecutive fiscal years of the Company;

  •
  receiving awards of restricted stock relating to more than 1,500,000 shares of Common Stock during any period of five consecutive fiscal years of the Company;

  •
  receiving, with respect to an award of performance shares and/or an award of performance units the value of which is based on the fair market value of a share of Common Stock, payment of more than 600,000 shares of Common Stock in respect of any period of two consecutive fiscal years of the Company, or for more than 900,000 shares of Common Stock in respect of any period of three consecutive fiscal years of the Company;

  •
  receiving, with respect to an annual incentive award in respect of any single fiscal year of the Company, a cash payment of more than $6,000,000; or

  •
  receiving, with respect to a long-term incentive award and/or an award of performance units the value of which is not based on the fair market value of a share of Common Stock, a cash payment of more than $12,000,000 in respect of any period of two consecutive fiscal years of the Company or of more than $18,000,000 in respect of any period of three consecutive fiscal years of the Company.

              Each of these limitations is subject to adjustment as described below.

              Options.    If the 2009 Plan is approved, then the Committee will have the authority to grant stock options and to determine all terms and conditions of each stock option. Stock options will be granted to participants at such time as the Committee will determine. The Committee will also determine the number of options granted, whether an option is to be an incentive stock option or non-qualified stock option and the grant date for the option, which may not be any date prior to the date that the Committee approves the grant. The Committee will fix the option price per share of Common Stock, which may never be less than the fair market value of a share of Common Stock on the date of grant. The Committee will determine the expiration date of each option except that the expiration date may not be later than seven years after the date of grant. Options will be exercisable at such times and be subject to such restrictions and conditions as the Committee deems necessary or advisable. The stock option exercise price is payable in full upon exercise in cash or its equivalent, by tendering shares of previously acquired Common Stock having a fair market value at the time of exercise equal to the exercise price, or by a combination of the two. Under the 2009 Plan, participants do not have a right to receive dividend payments or dividend equivalent payments with respect to shares of Common Stock subject to an outstanding stock option award.

              Stock Appreciation Rights.    If the 2009 Plan is approved, then the Committee will have the authority to grant stock appreciation rights or SARs. A stock appreciation right, or SAR, is the right of a participant to receive cash in an amount, and/or Common Stock with a fair market value, equal to the appreciation of the fair market value of a share of Common Stock during a specified period of time. The 2009 Plan provides that the Committee will determine all terms and conditions of each stock appreciation right including (i) whether the SAR is granted independently of a stock option or relates to a stock option, (ii) the grant date, which may not be a date prior to the date the Committee approves the grant, (iii) the number of shares of Common Stock to which the SAR relates, (iv) the grant price, which may never be less than the fair market value of the Common Stock subject to the SAR as determined on the date of grant, (v) the terms and conditions of exercise or maturity, (vi) a term that must be no later than seven years after the date of grant, and (vii) whether the SAR will settle in cash, Common Stock or a combination of the two. Under the 2009 Plan, participants do not have a right to receive dividend payments or dividend equivalent payments with respect to shares of Common Stock subject to an outstanding SAR award.

              Performance and Stock Awards.    If the 2009 Plan is approved, then the Committee will have the authority to grant awards of shares of Common Stock, restricted stock, restricted stock units, performance shares or performance units. Restricted stock means shares of Common Stock that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of corporate, subsidiary or business unit performance goals established by the Committee and/or upon the completion of a period of service. Restricted stock unit means the right to receive cash and/or shares of Common Stock the value of which is equal to the fair market value of one share, to the extent corporate, subsidiary or business unit performance goals established by the Committee are achieved. Performance shares means the right to receive shares of Common Stock to the extent corporate, subsidiary or business unit performance goals established by the Committee are achieved. Performance units means the right to receive cash and/or shares of Common Stock valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more shares of Common Stock, to the extent corporate, subsidiary or business unit performance goals established by the Committee are achieved.

              The Committee will determine all terms and conditions of the awards including (i) the number of shares of Common Stock and/or units to which such award relates, (ii) whether performance goals must be achieved for the participant to realize any portion of the benefit provided under the award, (iii) the length of the vesting and/or performance period and, if different, the date that payment of the benefit will be made, (iv) with respect to performance units, whether to measure the value of each unit in relation to a designated dollar value or the fair market value of one or more shares of Common Stock, and (v) with respect to performance units and restricted stock units, whether the awards will settle in cash, in shares of Common Stock, or in a combination of the two. Under the 2009 Plan, participants do not have a right to receive dividend payments or dividend equivalent payments with respect to unearned shares of Common Stock under a performance share award.

              For purposes of the 2009 Plan, performance goals mean any goals the Committee establishes that relate to one or more of the following with respect to the Company or any one or more of its subsidiaries, affiliates or other business units: sales or other revenues; cost of sales; expenses; cost reductions; income or earnings, including net income, operating income, earnings per share or margins; cash flow; debt ratio of debt to equity or other financial measure that appears on the Company's financial statements or is derived from one or more amounts that appear on the Company's financial statements; return on shareholders equity, capital, assets or other financial measure that appears on the Company's financial statements or is derived from one or more amounts that appear on the Company's financial statements; working capital or any of its components, including accounts receivable, inventories or accounts payable; assets; stock price; dividend payments economic value added market share; new product releases; and product quality. In addition, in the case of awards that the Committee determines will not be considered "performance-based compensation" under Internal Revenue Code Section 162(m), the Committee may establish other performance goals not listed in the 2009 Plan.

              As to each performance goal, the relevant measurement of performance will be computed in accordance with generally accepted accounting principles, but, unless otherwise determined by the Committee and to the extent consistent with Section 162(m) of the Internal Revenue Code, will exclude the effects of (i) charges for reorganization and restructuring, (ii) discontinued operations, (iii) asset write-downs, (iv) gains or losses on the disposition of a business or business segment, (v) changes in tax or accounting principles, regulations or laws, (vi) extraordinary, unusual and/or non-recurring items of gain or loss, and (vii) mergers, acquisitions or dispositions, that in each case we identify in our audited financial statements, including footnotes, or the Management's Discussion and Analysis section of our annual report. Also, the Committee may, to the extent consistent with Section 162(m), appropriately adjust any evaluation of performance under a performance goal to exclude any of the following events that occurs during a performance period: (i) litigation, claims, judgments or settlements; (ii) the effects of changes in other laws or regulations affecting reported results; and (iii) accruals of any amounts for payment under the 2009 Plan or any other compensation arrangements maintained by us.

              Incentive Awards.    If the 2009 Plan is approved, then the Committee will have the authority to grant annual and long-term incentive awards. An incentive award is the right to receive a cash payment, to the extent performance goals are achieved. The Committee will determine all terms and conditions of an annual or long-term incentive award, including the performance goals, performance period, the potential amount payable, the type of payment and the timing of payment. The Committee must require that payment of all or any portion of the amount subject to the incentive award is contingent on the achievement or partial achievement of one or more performance goals during the period the Committee specifies. The Committee may deem that performance goals subject to an award are achieved upon a participant's death, disability or retirement. The performance period for an incentive award must relate to a period of at least one of the Company's fiscal years, and the performance period for a long-term incentive award must relate to a period of more than one of the Company's fiscal years, except in each case, if the award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then the award may relate to a shorter period. Payment of an incentive award will be in cash except to the extent the Committee determines that payment will be in shares of Common Stock or restricted stock, either on a mandatory basis or at the election of the participant receiving the award, having a fair market value at the time of the payment equal to the amount payable according to the terms of the incentive award.

              Amendment of Minimum Vesting and Performance Periods.    Notwithstanding the requirements for minimum vesting and/or performance period for an award included in the 2009 Plan, the Plan provides that the Committee may impose, at the time an award is granted or any later date, a shorter vesting and/or performance period to take into account a participant's hire or promotion, or may accelerate the vesting or deem an award earned, in whole or in part, on a participant's death, disability or retirement.

              Transferability.    Awards are not transferable other than by will or the laws of descent and distribution, unless the Committee allows a participant to designate in writing a beneficiary to exercise the award after the participant's death or to transfer an award.

              Adjustments.    If (i) the Company is involved in a merger or other transaction in which shares of Common Stock are changed or exchanged, (ii) the Company subdivides or combines shares of Common Stock or declares a dividend payable in shares of Common Stock, other securities or other property, (iii) the Company effects a cash dividend that exceeds 10% of the trading price of the shares of

Common Stock or any other dividend or distribution in the form of cash or a repurchase of shares of Common Stock that the Board determines is special or extraordinary or that is in connection with a recapitalization or reorganization, or (iv) any other event shall occur, which in the case of this clause (iv), that in the judgment of the Committee requires an adjustment to prevent dilution or enlargement of the benefits intended to be made available under the 2009 Plan, then the Committee will, in a manner it deems equitable, adjust any or all of (A) the number and type of shares of Common Stock subject to the 2009 Plan and which may, after the event, be made the subject of awards; (B) the number and type of shares of Common Stock subject to outstanding awards; and (C) the grant, purchase or exercise price with respect to any award.

              In any such case, the Committee may also provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award. However, if the transaction or event constitutes a Change in Control (as defined in the 2009 Plan), then the payment must be at least as favorable to the holder as the greatest amount the holder could have received for such award under the Change in Control provisions of the 2009 Plan.

              The Committee may, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, and without affecting the number of shares of Common Stock otherwise reserved or available under the 2009 Plan, authorize the issuance or assumption of awards upon terms it deems appropriate.

              Change in Control.    Except to the extent the Committee provides a result more favorable to holders of awards, in the event of a Change in Control:

  •
  each holder of a stock option or stock appreciation right (i) shall have the right at any time after the Change in Control to exercise the stock option or stock appreciation right in full whether or not it was exercisable before the Change in Control; and (ii) shall have the right, exercisable by sending the Company written notice within 60 days after the Change in Control, to receive, in exchange for the surrender of the stock option or stock appreciation right cash equal to the excess of the Fair Market Value (as defined in the 2009 Plan) of the shares of Common Stock covered by the stock option or stock appreciation right on the date of exchange over the purchase or grant price of such shares of Common Stock under the award;

  •
  restricted stock that is not vested before a Change in Control will vest on the date of the Change in Control, and each holder of such restricted stock may receive, in exchange for the restricted stock, cash equal to the Change in Control Price of such restricted stock on the date of surrender;

  •
  each holder of a performance share and/or performance unit for which the performance period has not expired may receive cash equal to the value of the performance share and/or performance unit (as determined in accordance with the 2009 Plan) multiplied by a percent based on the number of months elapsed from the beginning of the performance period to the date of the Change in Control divided by the number of months in the performance period;

  •
  each holder of a performance share and/or performance unit that has been earned but not yet paid will receive cash equal to the value of the performance share and/or performance unit (as determined in accordance with the 2009 Plan); and

  •
  all annual and long-term incentive awards that are earned but not yet paid will be paid, and all annual and long-term incentive awards that are not yet earned will be deemed to have been earned pro rata, as if the performance goals were attained as of the effective date of the Change in Control, based on the participant's target award opportunity for the fiscal year multiplied by the percentage of the fiscal year elapsed as of the date of the Change in Control.

              Term of Plan.    Unless earlier terminated by the Board of Directors, the 2009 Plan will remain in effect until the earlier of (i) the date that is ten years from the date the plan is approved by the Company's shareholders, which is the effective date for the plan, or (ii) the date all shares reserved for issuance have been issued.

              Termination and Amendment.    The Board of Directors or the Committee may amend, alter, suspend, discontinue or terminate the 2009 Plan at any time, subject to the following limitations:

  •
  the Board must approve any amendment to the 2009 Plan if the Company determines such approval is required by action of the Board, applicable corporate law or any other applicable law;

  •
  shareholders must approve any amendment to the 2009 Plan if the Company determines that such approval is required by Section 16 of the Securities Exchange Act of 1934, the Internal Revenue Code, the listing requirements of any principal securities exchange or market on which the shares are then traded or any other applicable law; and

  •
  shareholders must approve any amendment to the 2009 Plan that materially increases the number of shares of Common Stock reserved under the 2009 Plan or the limitations stated in the 2009 Plan on the number of shares of Common Stock that participants may receive through an award or that amends the provisions relating to the prohibition on re-pricing of outstanding options.

              The Committee may modify or amend any award or waive any restrictions or conditions applicable to any award or the exercise of the award. The terms and conditions applicable to any award may be amended, modified or canceled by mutual agreement of the Committee and the participant or any other person(s) that may have an interest in the award, so long as any amendment or modification does not increase the number of shares of Common Stock issuable under the 2009 Plan. The Committee need not obtain participant (or other interested party) consent for the cancellation of an award pursuant to the adjustment provisions of the 2009 Plan or the modification or amendment of an award (i) to the extent the Committee deems the modification or amendment necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Common Stock is then traded; (ii) to the extent the Committee deems modification or amendment is necessary to preserve favorable accounting treatment of any award for us; or (iii) to the extent the Committee determines that such modification or amendment does not materially and adversely affect the value of an award or that such modification or amendment is in the best interest of the affected participant or any other persons(s) as may then have an interest in the award. The 2009 Plan also provides that the Committee shall have the authority to modify or amend any award granted under the 1990 or 2004 Plan to waive restrictions or conditions applicable to any such award or to include award terms consistent with the permitted terms of awards granted under the 2009 Plan, except that the Committee is prohibited from repricing awards as discussed below.

              The authority of the Board and the Committee to terminate or modify the 2009 Plan or Awards will extend beyond the termination date of the 2009 Plan. In addition, termination of the 2009 Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force and effect after termination of the 2009 Plan except as they may lapse or be terminated by their own terms and conditions.

              Repricing Prohibited.    Except for the adjustments provided for in the 2009 Plan, neither the Committee nor any other person may decrease the exercise price for any outstanding stock option or SAR after the date of grant, cancel an outstanding stock option or SAR in exchange for cash or allow a participant to surrender an outstanding stock option or SAR to the Company as consideration for the grant of a new stock option or SAR with a lower exercise price.

              Foreign Participation.    To assure the viability of awards granted to participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, the 2009 Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using the 2009 Plan in a foreign country will not affect the terms of the 2009 Plan for any other country.

              Certain Federal Income Tax Consequences.    The following summarizes certain federal income tax consequences relating to the 2009 Plan under current tax law.

              Tax Consequences of Stock Options.    The grant of a stock option will create no income tax consequences to the Company or the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Upon the participant's subsequent disposition of the shares of Common Stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the exercise date.

              In general, a participant will recognize no income or gain as a result of exercise of an incentive stock option (except that the alternative minimum tax may apply). Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the Common Stock acquired pursuant to the exercise of an incentive stock option and the Company will not be allowed a deduction. If the participant fails to hold the shares of Common Stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the excess of the fair market value of the shares of Common Stock on the exercise date over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

              Stock Appreciation Rights.    The grant of a stock appreciation right will create no income tax consequences to the Company or the recipient. Upon the exercise or maturity of a stock appreciation right, the participant will recognize ordinary income equal to the amount of cash and the fair market value of any shares received. The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If shares are delivered under the stock appreciation right, upon the participant's subsequent disposition of the shares, the participant will recognize capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the disposition differs from the shares' tax basis, i.e., the fair market value of the shares on the date the participant received the shares.

              Restricted Stock.    Generally, a participant will not recognize income and the Company will not be entitled to a deduction at the time an award of restricted stock is made, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the date the restrictions lapse. Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and the Company will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

              A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then the Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to deduct any loss. In addition, the Company would then be required to include as ordinary income the amount of any deduction the Company originally claimed with respect to such shares.

              Performance Shares.    The grant of performance shares will create no income tax consequences for the Company or the participant. Upon the participant's receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. In addition, the participant will recognize ordinary compensation income equal to the dividend equivalents, if any, paid on performance shares. The Company will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the participant. Upon the participant's subsequent disposition of the shares, the participant will recognize capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the disposition differs from the shares' tax basis, i.e., the fair market value of the shares on the date the participant received the shares.

              Performance Units and Restricted Stock Units.    The grant of a performance unit or restricted stock unit will create no income tax consequences to the Company or the participant. Upon the participant's receipt of cash and/or shares at the end of the applicable performance or vesting period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and the Company will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled in whole or in part in shares, upon the participant's subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares' tax basis, i.e., the fair market value of the shares on the date the employee received the shares.

              Incentive Awards.    A participant who is paid an incentive award will recognize ordinary income equal to the amount of cash paid, and the Company will be entitled to a corresponding deduction in the same amount and at the same time.

              Withholding.    The Company is entitled to withhold the amount of any tax attributable to any amount payable or shares of Common Stock deliverable under the 2009 Plan after giving the person entitled to receive such amount or shares of Common Stock notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending, unless the Company is indemnified to its satisfaction. If shares of Common Stock are deliverable on exercise or payment of an award, then the Committee may permit a participant to satisfy all or a portion of the federal, state and local withholding tax obligations arising in connection with such award by electing to (i) have the Company withhold shares otherwise issuable under the award, (ii) tender back shares received in connection with such award, or (iii) deliver other previously owned shares, in each case having a fair market value equal to the amount to be withheld. However, the amount to be withheld may not exceed the total minimum tax withholding obligations associated with the transaction.

              Additional Taxes Under Section 409A.    If an award under the 2009 Plan is considered non-qualified deferred compensation and such award is neither exempt from nor compliant with the requirements of Internal Revenue Code Section 409A, then the participant will be subject to an additional 20% income tax on the value of the award when it is no longer subject to a substantial risk of forfeiture, as well as interest on the income taxes that were owed from the date of vesting to the date such taxes are paid.

              No Guarantee of Tax Treatment.    Notwithstanding any provision of the 2009 Plan, the Company does not guarantee that (i) any award intended to be exempt from the Internal Revenue Code Section 409A is so exempt, (ii) any award intended to comply with Internal Revenue Code Section 409A or Section 422 does so comply, or (iii) any award will otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any of its affiliates indemnify, defend or hold harmless any individual with respect to the tax consequences of any award.

              Section 162(m) Limit on Deductibility of Compensation.    Internal Revenue Code Section 162(m) limits the deduction the Company can take for compensation it pays to its Chief Executive Officer and the three other highest paid officers other than the Chief Financial Officer (determined as of the end of each year) to $1 million per year per individual. However, certain performance-based compensation that meets the requirements of Internal Revenue Code Section 162(m) does not have to be included when determining whether the $1 million limit has been met. The 2009 Plan is designed so that awards granted to the covered individuals may meet the Internal Revenue Code Section 162(m) requirements for performance-based compensation.

              Treatment of "Excess Parachute Payments."    The accelerated vesting or payment of awards under the 2009 Plan upon a change in control of the Company could result in a participant being considered to receive "excess parachute payments" (as defined in Section 280G of the Internal Revenue Code), which payments are subject to a 20% excise tax imposed on the participant. In such event, the Company would not be able to deduct the excess parachute payments made to a participant.

              New Plan Benefits.    The Company cannot currently determine the awards that may be granted under the 2009 Plan in the future to the executive officers named in this Proxy Statement, other officers, directors or other persons. The Committee will make such determinations from time to time.

              Equity Compensation Plan Information.    The following table provides information about the Company's equity compensation plans as of September 30, 2008.

Plan category	Number of securities to be issued upon the exercise of outstanding options, warrants, rights and performance share awards (1)(2)(3)	Weighted- average exercise price of outstanding options, warrants and rights (4)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column) (3)(5)
Equity compensation plans approved by security holders	4,525,572	$26.90	507,895
Equity compensation plans not approved by security holders	—	n/a	—

Total	4,525,572	$26.90	507,895

              (1)          Includes a maximum of 201,200 performance shares granted under the 2004 Plan that vest at the end of the third fiscal year following the grant date assuming the Company's achievement of the total shareholder return performance goal at the highest level compared to that of a comparator group of companies. Also includes 4,324,372 options to purchase the Company's Common Stock granted under the 1990 Plan and the 2004 Plan. Both the 1990 Plan and the 2004 Plan were approved by the Company's shareholders.

              (2)          The Company does not pay dividends or dividend equivalents with respect to outstanding options to purchase the Company's Common Stock.

              (3)          Excludes 63,816 shares of nonvested restricted Common Stock subject to a three-year vesting period, previously issued under the 2004 Plan.

              (4)          Consists of the weighted-average exercise price of outstanding stock options and does not take into account performance share awards, which do not have an exercise price. As of September 30, 2008, the weighted-average remaining term of outstanding stock options was 7.7 years.

              (5)          Represents the number of shares that remain available for additional grants under the 2004 Plan. Upon our shareholders' approval of the 2009 Plan, the 2004 Plan will terminate and no new awards will be granted under the 2004 Plan.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE OSHKOSH CORPORATION 2009 INCENTIVE STOCK AND AWARDS PLAN.

Proposal 3:
Ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending September 30, 2009

              The Audit Committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, to serve as our independent auditors for the fiscal year ending September 30, 2009.

              Representatives of Deloitte & Touche LLP will be present at the Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

              We are asking our shareholders to ratify the appointment of Deloitte & Touche LLP as our independent auditors. Although ratification is not required by our By-Laws or otherwise, the Board is submitting the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, to our shareholders for ratification because we value our shareholders' views on our independent auditors and as a matter of good corporate practice. In the event that our shareholders fail to ratify the appointment, the Audit Committee will consider it as a direction to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent auditor at any time during the fiscal year if it determines that such a change would be in the best interests of our company and our shareholders.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP, AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS OUR INDEPENDENT AUDITORS.

Proposal 4:
Shareholder Proposal

              The following proposal was submitted by one of our individual shareholders and will be voted on at the Annual Meeting if it is properly presented. Such shareholder's name, address, and number of shares of Common Stock held may be obtained upon written request therefor made to our Secretary. The proposal has been included verbatim as we received it, except to omit the name of the shareholder as permitted by SEC rules.

"[4] – Reincorporate in a Shareowner-Friendly State

              Resolved: That the shareowners of Oshkosh Corporation (the "Company") hereby request that the board of directors initiate the appropriate process to change the Company's jurisdiction of incorporation from Wisconsin to North Dakota and to elect that the Company be subject to the North Dakota Publicly Traded Corporations Act.

SUPPORTING STATEMENT OF [SHAREHOLDER]

              At the Company's 2008 annual meeting, shareowners voted overwhelmingly (83%-support) in favor of redeeming the Company's poison pill, and the Company's poison pill is currently set to expire in February 2009. But there is nothing to stop the board from adopting a new poison pill to replace the current one. Because the Company is incorporated in Wisconsin, it is subject to the "fair price," "business combination" and "control-share" antitakeover provisions of the Wisconsin Business Corporation Law. The application of those Wisconsin antitakeover statutes, coupled with the ability to adopt a new poison pill, entrenches the board of directors and management and makes the directors and officers less responsive to the concerns of the owners of the Company.

              This proposal requests that the board initiate the process to reincorporate the Company in North Dakota under the new North Dakota Publicly Traded Corporations Act. If our Company were subject to the North Dakota act:

➢	The ability of the board of directors to adopt a poison pill would be limited in several respects.
➢	There would be a right of proxy access for shareowners who have owned 5% or more of our Company's shares for at least two years.
➢	The board of directors could not be classified.
➢	There would be majority voting for directors.
➢	Shareowners would be reimbursed for their expenses in proxy contests to the extent they are successful.
➢	Shareowners would vote each year on executive pay practices.

              These provisions, together with others in the North Dakota act, would give us as shareowners more rights than are available under any other state corporation law. By reincorporating in North Dakota, our company would instantly go from being a laggard in corporate governance to having the best governance system available.

              The SEC recently refused to change its rules to give shareowners a right of access to management's proxy statement. And the Delaware courts recently invalidated a bylaw requiring reimbursement of proxy expenses. Each of those rights is a part of the North Dakota act. As a result, reincorporation in North Dakota is now the best alternative for achieving the rights of proxy access and reimbursement of proxy expenses. And at the same time those rights would become available to us as shareowners in a North Dakota corporation, our Company would also shift to majority voting for directors, "say on pay," and other best practices in governance.

              Our Company needs to improve its governance. Reincorporation in North Dakota provides a way to switch to a vastly improved system of governance in a single step.

              I urge your support for Reincorporating in a Shareowner-Friendly State."

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" PROPOSAL NUMBER 4 FOR THE FOLLOWING REASONS:

              Since our company's founding in 1917, we have been a Wisconsin corporation. The proponent is asking that we now change our state of incorporation to North Dakota, which only recently modified its state corporation law. This is an extremely significant step that our Board and the Governance Committee of our Board reviewed and considered. Based on its review, our Board concluded that approval of this proposal would involve significant out of pocket costs. However, as difficult as taking on these costs would be during these challenging economic times, the risks and uncertainties that our company and shareholders would face conducting business on a global basis under a new and untested legal structure are of greater concern. Unlike most corporation laws in the United States, the North Dakota law is not based on the American Bar Association's Model Business Corporation Act that was carefully crafted with input from businesses, representatives of shareholders, academic commentators and the judiciary. The proponent states what he asserts are advantages to be realized from reincorporation. We believe that those purported advantages are anything but certain and remain very much open to dispute. While the proponent neither acknowledges nor discusses any disadvantages, our duties to our shareholders require that we look at all possible issues and we have determined reincorporation would have real and substantial disadvantages. For these reasons, we believe that reincorporating in North Dakota would be detrimental to the best interests of our company and our shareholders.

Reincorporating involves substantial costs and detriments

              Reincorporating in North Dakota would involve substantial expense to us and would require a substantial investment of management's time. Specifically, reincorporating could require us to either solicit and obtain consents to the reincorporation from lenders and other third parties having contracts with us or provide notices to such parties. At this time, it is difficult to quantify fees and related costs that these parties could levy for this change.

              Additionally, we would be required to secure approvals from federal, state and/or local regulatory bodies. This process would have to be diligently managed so that we do not jeopardize our prior agreements. This is particularly significant in light of our status as a contractor to the U.S. Department of Defense and various other local, state, U.S. and foreign governmental agencies.

              We strongly believe that our time and resources should remain focused on addressing the business issues we face in this challenging economic time rather than on administrative tasks related to reincorporation. The process of identifying all needed consents, notices and approvals for reincorporating would be extremely costly and time consuming, requiring an exhaustive review of agreements to which we are a party and an analysis of various federal, state and local laws. Filing the requests for and obtaining the necessary consents and approvals, as well as providing required notices, would further increase the costs and risks associated with reincorporating. Reincorporating also would involve the preparation of amendments to the numerous licenses and registrations we or our employees hold. We would need to survey all documents and filings we make with various governmental bodies to determine what, if any, action would be required, which would result in administrative costs significantly higher than we typically face.

              It is also extremely important to note that because we are both incorporated and headquartered in Wisconsin, we are a "citizen" of Wisconsin. This is important because we are subject to lawsuits where we are a citizen, regardless of whether the suit arose in such state. If we reincorporated under North Dakota law, then we would become a citizen of both Wisconsin and North Dakota, and lawsuits could be brought against us in North Dakota state and federal courts in addition to Wisconsin courts, even if the matters did not arise there. We have experience dealing with Wisconsin courts and their various procedural rules. Reincorporation would increase our exposure to litigation in North Dakota, likely resulting in additional litigation costs for us due to the increased time and expense associated with litigating in a state far from our offices. Further, we have minimal experience dealing with the North Dakota courts, making it more difficult to make the strategic decisions often involved with litigation.

We have a rich history in Wisconsin and enjoy benefits associated with being incorporated in Wisconsin

              As noted above, while we are a global company, there can be no question that our roots are in Wisconsin. We were originally incorporated in Wisconsin in 1917, maintain our headquarters in Wisconsin, and have over 4,500 employees in Wisconsin. By virtue of being a Wisconsin corporation and maintaining a large corporate presence in Wisconsin, we enjoy strong support from the State of Wisconsin and its governmental subdivisions. The Wisconsin legislature has a long history of supporting the continued growth and prosperity of important Wisconsin corporations such as ours, and by having our legal residence in Wisconsin, we have a more influential voice in the legislative process with respect to corporate laws directly affecting us than we would have as a non-resident, North Dakota corporation.

              While these and other benefits of maintaining a Wisconsin incorporation are difficult to quantify with precision, we believe they are substantial. Changing our state of incorporation to North Dakota, where we have a limited physical presence and limited experience with the states' officials and judiciary, would risk loss of these important benefits.

The North Dakota Publicly Traded Corporations Act is untested and not as favorable as the proposal suggests

The North Dakota Publicly Traded Corporations Act is untested and not as favorable as the proponent suggests. The North Dakota Publicly Traded Corporations Act has only been in effect since 2007 and has not been tested by the North Dakota judicial system. It is significantly different from the corporate legal framework in place in most other U.S. jurisdictions. The Wisconsin Business Corporation Law, like most other states, is based on the Model Business Corporation Act, which is drafted through a collaborative process by the Committee on Corporate Laws of the Section of Business Law of the American Bar Association. It has been frequently interpreted by lawyers and judges in those states.

Addressing this issue, University of Illinois law professor Larry Ribstein explained in the September 2008 issue of Investor Relations Newsletter, "Shareholders of North Dakota's publicly traded corporations are [perhaps incorrectly] banking on sensible and coherent interpretation over a long period by an unknown set of judges, and advice from an unknown set of lawyers." The lack of judicial precedent in North Dakota that Professor Ribstein cites creates uncertainty as to the potential interpretation of the North Dakota Publicly Traded Corporations Act, which increases the risks associated with reincorporating in North Dakota.

              In addition, the North Dakota Publicly Traded Corporations Act is essentially a collection into one law of numerous corporate governance principles believed by certain shareholders, but not all, to be "best practices." A company incorporated in North Dakota does not have the ability to choose from among these corporate governance principles those principles that are most applicable and most beneficial to it. As Professor Ribstein explained, this amounts to a "one-size-fits-all assumption of the corporate governance industry." There is no one-size-fits-all set of corporate governance "best practices"; because each company is different. Further, there is no evidence that all of the corporate governance principles that the North Dakota Publicly Traded Corporations Act dictates are in fact "best practices." There is still much debate as evidenced by the Securities and Exchange Commission's recent refusal to change its rules to allow shareholders a right of access to management's proxy statement.

Achieving the proponent's objectives does not require reincorporation

              Importantly, the proposed reincorporation is not even necessary to achieve the results desired by the proponent. Contrary to the proponent's assertion, current circumstances do not entrench the Board and members of management or make them less responsive to the concerns of shareholders. Recent examples prove this point:

  •
  Shareholders voted at the 2008 Annual Meeting of Shareholders to encourage the Board to redeem or let expire our existing poison pill. The Board intends to let the poison pill expire in February 2009.

  •
  Reincorporating in North Dakota is not necessary to declassify the Board. Our Board is not now classified; all members of the Board must stand for reelection at each Annual Meeting of Shareholders. Further, we could not change this without receiving shareholder approval.

  •
  Our approaches to annual incentive awards and awards of stock options and performance shares for management and stock-based compensation for directors are intended to ensure that the interests of management and the Board are aligned with the interests of shareholders. In particular, as we discuss in "EXECUTIVE COMPENSATION – Compensation Discussion and Analysis – Performance Share Awards," payments under performance shares are directly tied to "total shareholder return."

  •
  Until 2005, we had a two class common stock structure, with high vote and low vote stock; we took the final steps to eliminate that structure that year. By eliminating the two class common stock structure, we moved towards ensuring that all shareholders have an equal say when voting their shares.

  •
  Similar to the North Dakota Publicly Traded Corporations Act, the Wisconsin Business Corporation Law already provides that holders of at least 10% of the votes entitled to be cast at such meeting can require the corporation to call a special meeting of shareholders.

              Any perceived gains on these issues certainly do not outweigh the significant costs and uncertainties our Company would face if this proposal were adopted. For all of these reasons,

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" PROPOSAL 4.

OTHER MATTERS

              Management knows of no matters other than those stated which are likely to be brought before the Annual Meeting. However, in the event that any other matter properly shall come before the meeting, it is the intention of the persons named in the forms of proxy to vote the shares represented by each such proxy in accordance with their judgment on such matters.

              All shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 ("Rule 14a-8") for presentation at the 2010 Annual Meeting must be received at our offices located at P.O. Box 2566, Oshkosh, Wisconsin 54903-2566, by August 21, 2009 for inclusion in the proxy statement for our 2010 Annual Meeting.

              A shareholder who intends to present business, other than a shareholder's proposal pursuant to Rule 14a-8, or nominate a director at the 2010 Annual Meeting must comply with the requirements set forth in our By-Laws. Among other things, a shareholder must give written notice to our Secretary not less than 45 days and not more than 70 days prior to the first anniversary of the date on which we first made the proxy materials for our 2009 Annual Meeting available to shareholders. Therefore, since we anticipate making this Proxy Statement available on December 19, 2009, we must receive notice of a shareholder's intent to present business, other than pursuant to Rule 14a-8, or nominate a director at the 2010 Annual Meeting no sooner than October 10, 2009, and no later than November 4, 2009.

              If the notice is received after November 4, 2009, then we are not required to present such proposal at the 2010 Annual Meeting because the notice will be considered untimely. If our Board of Directors chooses to present such a shareholder's proposal submitted after November 4, 2009 at the 2010 Annual Meeting, then the persons named in proxies solicited by our Board of Directors for the 2010 Annual Meeting may exercise discretionary voting power with respect to such proposal.

              If a shareholder complies with the following procedures, then the Governance Committee will consider director candidates that such shareholder has recommended for available seats on our Board. For a shareholder to properly recommend a director candidate for consideration, the shareholder must provide written notice to the attention of our Secretary at our address as shown on the Notice of Annual Meeting of Shareholders included herewith. Such notice must include the shareholder's name, address, the class and number of shares of Common Stock owned, the name, age, business address and principal occupation of the candidate, and the number of shares of Common Stock beneficially owned by the candidate, if any. It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws. We may require any candidate to furnish any other information, within reason, that may be needed to determine the eligibility of the candidate. Our Secretary will forward the recommendations to the Governance Committee for consideration.

              Pursuant to the rules of the SEC, services that deliver our communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of our Notice of Internet Availability of Proxy Materials, Annual Report to Shareholders and Proxy Statement. Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report to Shareholders and/or Proxy Statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify us of their requests by calling or writing Ms. Margaret Wacholtz, Oshkosh Corporation, P.O. Box 2566, Oshkosh, Wisconsin 54903-2566, (920) 235-9151 ext. 22889.

COST OF SOLICITATION

              We will bear the cost of soliciting proxies, including preparing, printing and mailing this Proxy Statement, should you request a printed copy of the proxy materials, and the Notice of Internet Availability of Proxy Materials. Proxies may be solicited personally, by mail or by telephone by certain of our officers, regular employees or representatives. We will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold stock for us.

OSHKOSH CORPORATION
2009 INCENTIVE STOCK AND AWARDS PLAN

1.            Purposes, History and Effective Date.

              (a)        Purpose.    The Oshkosh Corporation 2009 Incentive Stock and Awards Plan has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers, directors, employees and consultants and (ii) to increase shareholder value. The Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire shares of the Company's common stock, receive monetary payments based on the value of such common stock, or receive other incentive compensation, on the potentially favorable terms that this Plan provides.

              (b)        History.    Prior to the effective date of this Plan, the Company had in effect the 1990 Plan, which was originally effective April 9, 1990, and the 2004 Plan, which was originally effective February 3, 2004. The 1990 Plan terminated upon shareholder approval of the 2004 Plan on February 3, 2004, and no new awards have been granted under the 1990 Plan since such date. Upon shareholder approval of this Plan, the 2004 Plan will terminate and no new awards will be granted under the 2004 Plan, although awards granted under the 2004 Plan or the 1990 Plan and still outstanding will continue to be subject to all terms and conditions of the 2004 Plan or the 1990 Plan, as applicable, subject to Section 14(c) of this Plan.

              (c)        Effective Date.    This Plan will become effective, and Awards may be granted under this Plan, on and after the Effective Date. This Plan will terminate as provided in Section 14.

2.            Definitions.    Capitalized terms used in this Plan have the following meanings:

              (a)        "1990 Plan" means the Oshkosh Corporation 1990 Incentive Stock Plan, as amended.

              (b)        "2004 Plan" means the Oshkosh Corporation 2004 Incentive Stock and Awards Plan, as amended.

              (c)        "Affiliate" has the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act or any successor rule or regulation thereto.

              (d)        "Award" means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Shares, Restricted Stock, Restricted Stock Units or an Incentive Award. Any Award granted under this Plan shall be provided or made in such manner and at such time as complies with the applicable requirements of Code Section 409A to avoid a plan failure described in Code Section 409A(a)(1), including, without limitation, deferring payment to a specified employee or until a specified distribution event, as provided in Code Section 409A(a)(2).

              (e)        "Board" means the Board of Directors of the Company.

              (f)        "Cause" means, except as otherwise determined by the Committee upon the grant of an Award, (i) conviction of a felony or a plea of no contest to a felony, (ii) willful misconduct that is materially and demonstrably detrimental to the Company or an Affiliate, (iii) willful refusal to perform requested duties consistent with a Participant's office, position or status with the Company or an Affiliate (other than as a result of physical or mental disability) or (iv) other conduct or inaction that the Committee determines in its discretion constitutes Cause, except that, with respect to clauses (ii), (iii) and (iv), Cause shall be determined by a majority of the Committee at a meeting held after reasonable notice to the Participant and including an opportunity for the Participant and his or her counsel to be heard, and the

Committee shall not have the right to determine that Cause exists pursuant to clause (iv) following the occurrence of a Change in Control. All determinations of the Committee as to Cause shall be final.

              (g)        "Change in Control" means the occurrence of any one of the following events:

                  (i)        any Person (other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company (individually, an "Excluded Person" and collectively, "Excluded Persons")) is or becomes the "Beneficial Owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the Effective Date, pursuant to express authorization by the Board that refers to this exception) representing 25% or more of (1) the combined voting power of the Company's then outstanding voting securities or (2) the then outstanding shares of common stock of the Company; or

                  (ii)        the following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on the Effective Date, constituted the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on the Effective Date or whose appointment, election or nomination for election was previously so approved; or

                  (iii)        consummation of a merger, consolidation or share exchange of the Company with any other corporation or issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect subsidiary of the Company), other than (A) a merger, consolidation or share exchange that would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the Effective Date, pursuant to express authorization by the Board that refers to this exception) representing 25% or more of (1) the combined voting power of the Company's then outstanding voting securities or (2) the then outstanding shares of common stock of the Company; or

                  (iv)        (A) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or (B) the consummation of the sale or disposition by the Company of all or substantially all of the Company's assets (in one transaction or a series of related transactions within any period of twenty-four (24) consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, no "Change in Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity that owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

              (h)        "Change in Control Price" means the highest of the following: (i) the Fair Market Value of a Share, as determined on the date of the Change in Control; (ii) the highest price per Share paid in the Change in Control transaction; or (iii) the Fair Market Value of a Share, calculated on the date of surrender of the relevant Award in accordance with Section 16(c), but this clause (iii) shall not apply if in the Change in Control transaction, or pursuant to an agreement to which the Company is a party governing the Change in Control transaction, all of the Shares are purchased for and/or converted into the right to receive a current payment of cash and no other securities or other property.

              (i)        "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

              (j)        "Committee" means the Human Resources Committee of the Board (or a successor committee with the same or similar authority).

              (k)        "Company" means Oshkosh Corporation, a Wisconsin corporation, or any successor thereto.

              (l)        "Director" means a member of the Board, and "Non-Employee Director" means a Director who is not also an employee of the Company or its Subsidiaries.

              (m)        "Disability" has the meaning ascribed to the terms "total disability" or "totally disabled" in the Oshkosh Corporation Long Term Disability Program for Salaried Employees (or any successor plan thereto).

              (n)        "Effective Date" means the date the Company's shareholders approve this Plan.

              (o)        "Exchange Act" means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

              (p)        "Fair Market Value" means, per Share on a particular date, the last sales price on such date on the national securities exchange on which the Stock is then traded, as reported in The Wall Street Journal, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange. If the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that market, will be used. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee, in its discretion, will be used.

              (q)        "Incentive Award" means the right to receive a cash payment to the extent Performance Goals are achieved, and shall include "Annual Incentive Awards" as described in Section 10 and "Long-Term Incentive Awards" as described in Section 11.

              (r)    "Option" means the right to purchase Shares at a stated price for a specified period of time.

              (s)        "Participant" means an individual selected by the Committee to receive an Award.

              (t)        "Performance Goals" means any goals the Committee establishes that relate to one or more of the following with respect to the Company or any one or more Subsidiaries, Affiliates or other business units: sales or other revenues; cost of sales; expenses; cost reductions; income or earnings, including net income, operating income, earnings per share or margins; cash flow; debt; ratio of debt to equity or other financial measure that appears on the Company's financial statements or is derived from one or more amounts that appear on the Company's financial statements; return on shareholders equity, capital, assets or other financial measure that appears on the Company's financial statements or is derived from one or more amounts that appear on the Company's financial statements; working capital or any of its components, including accounts receivable, inventories or accounts payable; assets; stock price; dividend payments; economic value added; market share; new product releases; and product quality. As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles, but, unless otherwise determined by the Committee and to the extent consistent with Code Section 162(m), will exclude the effects of (i) charges for reorganizing and restructuring, (ii) discontinued operations, (iii) asset write-downs, (iv) gains or losses on the disposition of a business or business segment, (v) changes in tax or accounting principles, regulations or laws, (vi) extraordinary, unusual and/or non-recurring items of gain or loss, and (vii) mergers, acquisitions or dispositions that in each case the Company identifies in its audited financial statements, including footnotes, or the Management's Discussion and Analysis section of the Company's annual report. Also, the Committee may, to the extent consistent with Code Section 162(m), appropriately adjust any evaluation of performance under a Performance Goal to exclude any of the following events that occurs during a performance period: (i) litigation, claims, judgments or settlements; (ii) the effects of changes in other laws or regulations affecting reported results; and (iii) accruals of any amounts for payment under this Plan or any other compensation arrangements maintained by the Company. In addition, in the case of Awards that the Committee determines will not be considered "performance-based compensation" under Code Section 162(m), the Committee may establish other Performance Goals not listed in this Plan.

              (u)        "Performance Shares" means the right to receive Shares to the extent Performance Goals are achieved.

              (v)        "Performance Units" means the right to receive cash and/or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved.

              (w)        "Person" has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

              (x)        "Plan" means this Oshkosh Corporation 2009 Incentive Stock and Awards Plan, as may be amended from time to time.

              (y)        "Restricted Stock" means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals and/or upon the completion of a period of service.

              (z)        "Restricted Stock Unit" means the right to receive cash and/or Shares the value of which is equal to the Fair Market Value of one Share.

              (aa)        "Retirement" means a Participant's termination of employment or service as a Director at a time that the Participant is at least age 55 and has completed at least five (5) years of continuous service with the Company.

              (bb)        "Rule 16b-3" means Rule 16b-3 as promulgated by the United States Securities and Exchange Commission under the Exchange Act.

              (cc)        "Section 16 Participants" means Participants who are subject to the provisions of Section 16 of the Exchange Act.

              (dd)        "Share" means a share of Stock.

              (ee)        "Stock" means the Common Stock of the Company, par value of one cent ($.01) per share.

              (ff)        "Stock Appreciation Right" or "SAR" means the right of a Participant to receive cash, and/or Shares with a Fair Market Value, equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

              (gg)        "Subsidiary" means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

3.            Administration.

              (a)        Committee Administration.    In addition to the authority specifically granted to the Committee in this Plan, the Committee has full discretionary authority to administer this Plan, including but not limited to the authority to (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan into effect and (iv) make all other determinations necessary or advisable for the administration of this Plan. A majority of the members of the Committee will constitute a quorum, and a majority of the Committee's members must make all determinations of the Committee. The Committee may make any determination under this Plan without notice or meeting of the Committee by a writing that a majority of the Committee members have signed. All Committee determinations are final and binding.

              (b)        Delegation to Other Committees or Officers.    To the extent applicable law permits, the Board may delegate to another committee of the Board or to one or more officers of the Company any or all of the authority and responsibility of the Committee. However, no such delegation is permitted with respect to Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised. The Board also may delegate to another committee of the Board consisting entirely of Non-Employee Directors any or all of the authority and responsibility of the Committee with respect to individuals who are Section 16 Participants. If the Board has made such a delegation, then all references to the Committee in this Plan include such other committee or one or more officers to the extent of such delegation.

              (c)        Indemnification.    The Company will indemnify and hold harmless each member of the Committee, and each officer or member of any other committee to whom a delegation under

Section 3(b) has been made, as to any act done, or determination made, with respect to this Plan or any Award to the maximum extent that the law and the Company's by-laws permit.

4.            Eligibility.    The Committee may designate any of the following as a Participant from time to time: any officer or other employee of the Company or its Affiliates, an individual that the Company or an Affiliate has engaged to become an officer or employee, a consultant who provides services to the Company or its Affiliates, or a Director, including a Non-Employee Director. The Committee's designation of a Participant in any year will not require the Committee to designate such person to receive an Award in any other year.

5.            Types of Awards.    Subject to the terms of this Plan, the Committee may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of incentive stock options. Awards may be granted alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate).

6.            Shares Reserved under this Plan.

              (a)        Plan Reserve.    Subject to adjustment as provided in Section 16, an aggregate of 4,000,000 Shares, plus the number of Shares described in Section 6(c), are reserved for issuance under this Plan. The aggregate number of Shares reserved under this Section 6(a) shall be depleted by the maximum number of Shares, if any, with respect to which an Award may be payable as determined at the time of grant; provided that the aggregate number of Shares reserved under this Section 6(a) shall be depleted by 1.75 Shares for each Share delivered in payment or settlement of a full-value Award. For this purpose, a full-value award includes Shares, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units (valued in relation to a Share) and any other similar Award under which the value of the Award is measured as the full value of a Share, rather than the increase in the value of a Share. Notwithstanding the foregoing, the Company may issue only 4,000,000 Shares upon the exercise of incentive stock options. For purposes of determining the aggregate number of Shares reserved for issuance under this Plan, any fractional Share shall be rounded to the next highest full Share.

              (b)        Replenishment of Shares Under this Plan.    If an Award lapses, expires, terminates or is cancelled without the issuance of Shares or the payment of other compensation under the Award (whether due currently or on a deferred basis), or if Shares are forfeited under an Award, or if Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be recredited to the Plan's reserve (in the same number as they depleted the reserve) and may again be used for new Awards under this Plan, but such Shares may not be issued pursuant to incentive stock options. Notwithstanding the foregoing, in no event shall the following Shares be recredited to the Plan's reserve: Shares tendered or withheld in payment of the exercise price of an outstanding Option or as a result of the net settlement of an outstanding Stock Appreciation Right; Shares tendered or withheld to satisfy federal, state or local tax withholding obligations; and Shares purchased by the Company using proceeds from Option exercises.

              (c)        Addition of Shares from Predecessor Plans.    After the Effective Date, if any Shares subject to awards granted under the 1990 Plan or the 2004 Plan would again become available for new grants under the terms of such plan if such plan were still in effect, then those Shares will be available for the purpose of granting Awards under this Plan, thereby increasing the number of Shares available for issuance under this Plan as determined under the first sentence of Section 6(a). Any such Shares will not be available for future awards under the terms of the 1990 Plan or the 2004 Plan.

              (d)        Participant Limitations.    Subject to adjustment as provided in Section 16, no Participant may be granted Awards that could result in such Participant:

                  (i)        receiving Options for, and/or Stock Appreciation Rights with respect to, more than 5,000,000 Shares during any period of five consecutive fiscal years of the Company;

                  (ii)        receiving Awards of Restricted Stock relating to more than 1,500,000 Shares during any period of five consecutive fiscal years of the Company;

                  (iii)        receiving, with respect to an Award of Performance Shares and/or an Award of Performance Units the value of which is based on the Fair Market Value of a Share, payment of more than 600,000 Shares in respect of any period of two consecutive fiscal years of the Company, or of more than 900,000 Shares in respect of any period of three consecutive fiscal years of the Company;

                  (iv)        receiving, with respect to an Annual Incentive Award in respect of any single fiscal year of the Company, a cash payment of more than $6,000,000; or

                  (v)        receiving, with respect to a Long-Term Incentive Award and/or an Award of Performance Units the value of which is not based on the Fair Market Value of a Share, a cash payment of more than $12,000,000 in respect of any period of two consecutive fiscal years of the Company, or of more than $18,000,000 in respect of any period of three consecutive fiscal years of the Company.

In all cases, determinations under this Section 6(d) should be made in a manner that is consistent with the exemption for performance-based compensation that Code Section 162(m) provides.

7.            Options.    Subject to the terms of this Plan, the Committee will determine all terms and conditions of each Option, including but not limited to: (a) whether the Option is an "incentive stock option" which meets the requirements of Code Section 422, or a "nonqualified stock option" which does not meet the requirements of Code Section 422; (b) the grant date, which may not be any day prior to the date that the Committee approves the grant; (c) the number of Shares subject to the Option; (d) the exercise price, which may never be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; (e) the terms and conditions of exercise; and (f) the term, except that a stock option must terminate no later than 7 years after the date of grant. In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent the Committee determines otherwise. Except to the extent the Committee determines otherwise, a Participant may exercise an Option in whole or part after the right to exercise the Option has accrued, provided that any partial exercise must be for one hundred (100) Shares or multiples thereof. Except as the Committee may otherwise provide, an Option shall expire at the earliest of 7 years from the date of grant, three (3) months after termination of the Participant's employment or service for reasons other than death, Disability, Retirement or Cause, one (1) year after termination of the Participant's employment or service as a result of death or Disability, three (3) years after termination of the Participant's employment or service as a result of Retirement, or immediately upon termination of the Participant's employment or service for Cause.

8.            Stock Appreciation Rights.    Subject to the terms of this Plan, the Committee will determine all terms and conditions of each SAR, including but not limited to: (a) whether the SAR is granted independently of an Option or relates to an Option; (b) the grant date, which may not be any day prior to the date that the Committee approves the grant; (c) the number of Shares to which the SAR relates; (d) the grant price, which may never be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant; (e) the terms and conditions of exercise or maturity; (f) the term, provided that an SAR must terminate no later than 7 years after the date of grant; and (g) whether the

SAR will be settled in cash, Shares or a combination thereof. If an SAR is granted in relation to an Option, then unless otherwise determined by the Committee, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SAR, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

9.            Performance and Stock Awards.    Subject to the terms of this Plan, the Committee will determine all terms and conditions of each award of Shares, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, including but not limited to: (a) the number of Shares and/or units to which such Award relates; (b) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Committee specifies; (c) the length of the vesting and/or performance period and, if different, the date on which payment of the benefit provided under the Award will be made; (d) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and (e) with respect to Performance Units and Restricted Stock Units, whether to settle such Awards in cash, in Shares, or in a combination of cash and Shares.

10.            Annual Incentive Awards.    Subject to the terms of this Plan, the Committee will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, the type of payment, and the timing of payment, subject to the following: (a) the Committee must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant's death, Disability or Retirement; (b) the performance period must relate to a period of at least one fiscal year of the Company except that, if the Award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a period shorter than one fiscal year; and (c) payment will be in cash except to the extent that the Committee determines that payment will be in Shares or Restricted Stock, either on a mandatory basis or at the election of the Participant, having a Fair Market Value at the time of the payment equal to the amount payable with respect to the Annual Incentive Award.

11.            Long-Term Incentive Awards.    Subject to the terms of this Plan, the Committee will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, the type of payment, and the timing of payment, subject to the following: (a) the Committee must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant's death, Disability or Retirement; (b) the performance period must relate to a period of more than one fiscal year of the Company except that, if the Award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a shorter period; and (c) payment will be in cash except to the extent that the Committee determines that payment will be in Shares or Restricted Stock, either on a mandatory basis or at the election of the Participant, having a Fair Market Value at the time of the payment equal to the amount payable with respect to the Long-Term Incentive Award.

12.            Amendment of Minimum Vesting and Performance Periods.    Notwithstanding any provision of this Plan that requires a minimum vesting and/or performance period for an Award, the Committee, at the time an Award is granted or any later date, may subject an Award to a shorter vesting and/or performance period to take into account a Participant's hire or promotion, or may accelerate the vesting or deem an Award to be earned, in whole or in part, in the event of a Participant's death, Disability or Retirement.

13.            Transferability.    Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Committee allows a Participant to: (a) designate in writing a beneficiary to exercise the Award after the Participant's death; or (b) transfer an Award.

14.            Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

              (a)        Term of Plan.    Unless the Board earlier terminates this Plan pursuant to Section 14(b), this Plan will terminate on the earlier of (i) the date that is 10 years from the Effective Date and (ii) the date when all Shares reserved for issuance have been issued.

              (b)        Termination and Amendment.    The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

                  (i)        the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) action of the Board, (B) applicable corporate law or (C) any other applicable law;

                  (ii)        shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded or (D) any other applicable law; and

                  (iii)        shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a) or 6(d) (except as permitted by Section 16); or (B) an amendment to the provisions of Section 14(e).

              (c)        Amendment, Modification or Cancellation of Awards.    Except as provided in Section 14(e) and subject to the requirements of this Plan, the Committee may modify or amend any Award or waive any restrictions or conditions applicable to any Award or the exercise of the Award, and the terms and conditions applicable to any Awards may at any time be amended, modified or canceled by mutual agreement between the Committee and the Participant or any other person(s) as may then have an interest in the Award, so long as any amendment or modification does not increase the number of Shares issuable under this Plan (except as permitted by Section 16), but the Committee need not obtain Participant (or other interested party) consent for the cancellation of an Award pursuant to the provisions of Section 16(a) or for the modification or amendment of an Award: (i) to the extent the modification or amendment is deemed necessary by the Committee to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (ii) to the extent the modification or amendment is deemed necessary by the Committee to preserve favorable accounting treatment of any Award for the Company; or (iii) to the extent the Committee determines that such modification or amendment does not materially and adversely affect the value of an Award or that such modification or amendment is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award. In addition, except as provided in Section 14(e) and subject to the requirements of this Plan, the Committee may modify or amend any Award granted to a Participant under the 1990 Plan or the 2004 Plan, or waive any restrictions or conditions applicable to any such Award, to include Award terms consistent with the permitted terms of Awards granted under this Plan.

              (d)        Survival of Authority and Awards.    Notwithstanding the foregoing, the authority of the Board and the Committee under this Section 14 will extend beyond the date of this Plan's termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

              (e)        Repricing Prohibited.    Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 16, neither the Committee nor any other person may decrease the exercise price for any outstanding Option or SAR after the date of grant, cancel an outstanding Option or SAR in exchange for cash or allow a Participant to surrender an outstanding Option or SAR to the Company as consideration for the grant of a new Option or SAR with a lower exercise price.

              (f)        Foreign Participation.    To assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 14(b)(ii).

15.            Taxes.

              (a)        Withholding.    The Company is entitled to withhold the amount of any tax attributable to any amount payable or Shares deliverable under this Plan after giving the person entitled to receive such amount or Shares notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. If Shares are deliverable upon exercise or payment of an Award, the Committee may permit a Participant to satisfy all or a portion of the federal, state and local withholding tax obligations arising in connection with such Award by electing to (a) have the Company withhold Shares otherwise issuable under the Award, (b) tender back Shares received in connection with such Award or (c) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld. However, the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires.

              (b)        No Guarantee of Tax Treatment.    Notwithstanding any provision of this Plan to the contrary, the Company does not guarantee to any Participant or any other person(s) with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

16.            Adjustment Provisions; Change in Control.

              (a)        Adjustment of Shares.    If (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; or (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities (other than any associated preferred stock purchase rights issued pursuant to that certain Rights Agreement, dated February 1, 1999, between the Company and ComputerShare Investor Services, LLC, as successor rights agent, or similar stock purchase rights that the Company might authorize and issue in the future) or other property; or (iii) the Company shall effect a cash dividend the amount of which exceeds 10% of the trading price of the Shares at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur which, in the case of this clause (iv), in the judgment of the Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then, subject to Participants' rights under Section 16(c), the Committee shall, in such manner as it may deem equitable, adjust any or all of (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Sections 6(a) and 6(d)) and which may after the event be made the subject of Awards under this Plan, (B) the number and type of Shares subject to outstanding Awards, and (C) the grant, purchase, or exercise price with respect to any Award. In any such case, the Committee may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Committee effective at such time as the Committee specifies (which may be the time such transaction or event is effective), but if such transaction or event constitutes a Change in Control, then (1) such payment shall be at least as favorable to the holder as the greatest amount the holder could have received in respect of such Award under Section 16(c), and (2) from and after the Change in Control, the Committee may make such a provision only if the Committee determines that doing so is necessary to substitute, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction or event in accordance with the last sentence of this Section 16(a). However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, Options previously granted to Non-Employee Directors at the time of any event described in this Section 16(a) are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Options represented immediately prior to any such event and to preserve, without exceeding, the value of such Options. Without limitation, subject to Participants' rights under Section 16(c), in the event of any such merger or similar transaction, subdivision or combination of Shares, dividend or other event described above, whether or not constituting a Change in Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Committee shall substitute, on an equitable basis as the Committee determines, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction. Notwithstanding the foregoing, if the Company shall subdivide the Shares or the Company shall declare a dividend payable in Shares, and if no action is taken by the Board or the Committee, then the adjustments contemplated by this Section 16(a) that are proportionate shall nevertheless automatically be made as of the date of such subdivision of the Shares or dividend in Shares.

              (b)        Issuance or Assumption.    Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

              (c)        Change in Control.    Except to the extent the Committee provides a result more favorable to holders of Awards (either in an award agreement or at the time of a Change in Control), in the event of a Change in Control:

                  (i)        each holder of an Option or SAR (A) shall have the right at any time thereafter to exercise the Option or SAR in full whether or not the Option or SAR was theretofore exercisable; and (B) shall have the right, exercisable by written notice to the Company within 60 days after the Change in Control, to receive, in exchange for the surrender of the Option or SAR, an amount of cash equal to the excess of the Fair Market Value of the Shares covered by the Option or SAR that is so surrendered on the date of surrender of the Option or SAR over the purchase or grant price of such Shares under the Award;

                  (ii)        Restricted Stock that is not then vested shall vest upon the date of the Change in Control and each holder of such Restricted Stock shall have the right, exercisable by written notice to the Company within 60 days after the Change in Control, to receive, in exchange for the surrender of such Restricted Stock, an amount of cash equal to the Change in Control Price of such Restricted Stock;

                  (iii)        each holder of a Performance Share and/or Performance Unit for which the performance period has not expired shall have the right, exercisable by written notice to the Company within 60 days after the Change in Control, to receive, in exchange for the surrender of the Performance Share and/or Performance Unit, an amount of cash equal to the product of the value of the Performance Share and/or Performance Unit and a fraction the numerator of which is the number of whole months that have elapsed from the beginning of the performance period to which the Award is subject to the date of the Change in Control and the denominator of which is the number of whole months in the performance period;

                  (iv)        each holder of a Performance Share and/or Performance Unit that has been earned but not yet paid shall receive an amount of cash equal to the value of the Performance Share and/or Performance Unit; and

                  (v)        all Annual and Long-Term Incentive Awards that are earned but not yet paid shall be paid, and all Annual and Long-Term Incentive Awards that are not yet earned shall be deemed to have been earned pro rata, as if the Performance Goals are attained as of the effective date of the Change in Control, by taking the product of (A) the Participant's target award opportunity for the period to which the Award is subject, and (B) a fraction, the numerator of which is the number of whole months that have elapsed from the beginning of the performance period to which the Award is subject to the date of the Change in Control and the denominator of which is the number of whole months in the performance period.

For purposes of this Section 16, the "value" of a Performance Share shall be equal to, and the "value" of a Performance Unit the value of which is equal to the Fair Market Value of one or more Shares shall be based on, the Change in Control Price.

Except as otherwise expressly provided in any agreement between a Participant and the Company (including where any such agreement makes reference to corresponding provisions of the 1990 Plan rather than this Plan), if the receipt of any payment by a Participant under the circumstances described above would result in the payment by the Participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.

17.            Miscellaneous.

              (a)        Other Terms and Conditions.    The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for:

                  (i)        one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Committee determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);

                  (ii)        the payment of the purchase price of Options (A) by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, (B) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price, (C) by surrendering the right to receive Shares otherwise deliverable to the Participant upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price, or (D) by any combination of (A), (B) and/or (C);

                  (iii)        except in connection with the grant of Awards providing Options or SARs, for which Awards this subsection is not applicable, provisions giving the Participant the right to receive dividend payments or dividend equivalent payments with respect to the Shares subject to the Award (but only after the Shares subject to the Award are earned, vested or acquired), which payments may be either made currently or credited to a nonqualified deferred compensation account for the Participant that complies with the applicable requirements of Code Section 409A, provides for the deferral of payment of such amounts to a specified employee or until a specified event described in Code Section 409A(a)(2), and may be settled in cash or Shares, as the Committee determines;

                  (iv)        restrictions on resale or other disposition of Shares; and

                  (v)        compliance with federal or state securities laws and stock exchange requirements.

              (b)        Employment and Service.    The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Committee, for purposes of the Plan and all Awards, the following rules shall apply:

                  (i)        a Participant who transfers employment between the Corporation and its Subsidiaries, or between Subsidiaries, will not be considered to have terminated employment;

                  (ii)        a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or a Subsidiary shall not be considered to have ceased service as a Director with respect to any Award until such Participant's termination of employment with the Company and its Subsidiaries;

                  (iii)        a Participant who ceases to be employed by the Company or a Subsidiary and immediately thereafter becomes a Non-Employee Director, a non-employee director of a Subsidiary, or a consultant to the Company or any Subsidiary shall not be considered to have terminated employment until such Participant's service as a director of, or consultant to, the Company and its Subsidiaries has ceased; and

                  (iv)        a Participant employed by a Subsidiary will be considered to have terminated employment when such entity ceases to be a Subsidiary.

              (c)        No Fractional Shares.    No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

              (d)        Unfunded Plan.    This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan's benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company's general unsecured creditors.

              (e)        Requirements of Law and Securities Exchange.    The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges. Notwithstanding any provision of this Plan or any document pertaining to Awards granted hereunder to the contrary, this Plan shall be so construed, interpreted and administered to meet the applicable requirements of Code Section 409A to avoid a plan failure described in Code Section 409A(a)(1).

              (f)        Governing Law.    This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Wisconsin, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any award agreement, may only be heard only in a "bench" trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.

              (g)        Limitations on Actions.    Any legal action or proceeding with respect to this Plan, any Award or any award agreement must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

              (h)        Construction.    Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Title of sections are for general information only, and this Plan is not to be construed with reference to such titles.

              (i)        Severability.    If any provision of this Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or

Award, or (ii) would disqualify this Plan, any award agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

OSHKOSH CORPORATION
ATTN: INVESTOR RELATIONS
2307 OREGON STREET
OSHKOSH, WI 54903-2566

OSHKOSH CORPORATION

** IMPORTANT NOTICE **

Regarding the Availability of Proxy Materials

Shareholder Meeting to be held on 02/03/09

You are receiving this communication because you hold shares in the above company, and the materials you should review before you cast your vote are now available.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Proxy Materials Available

•      Notice and Proxy Statement

•      Annual Report

PROXY MATERIALS - VIEW OR RECEIVE

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To facilitate timely delivery please make the request as instructed below on or before 01/20/09.

HOW TO VIEW MATERIALS VIA THE INTERNET

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HOW TO REQUEST A COPY OF MATERIALS

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R1OSK 1

See the Reverse Side for Meeting Information and Instructions on How to Vote

Meeting Information

Meeting Type:	Annual
Meeting Date:	02/03/09
Meeting Time:	10:00 A.M. CST
For holders as of:	12/09/08

Meeting Location:

Hilton Garden Inn

1355 West 20th Avenue

Oshkosh, Wisconsin 54902

Meeting Directions:

For Directions to the Meeting Please Call: 920-966-1300

How To Vote

Vote In Person To vote at the Meeting you will need to request a ballot to vote these shares.

Vote By Internet

To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on February 2, 2009. Have your notice in hand when you access the web site and follow the instructions.

R1OSK2

Voting items

A.    The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

1.     Election of Directors

Nominees:

01)   J. William Andersen

02)   Robert G. Bohn

03)   Richard M. Donnelly

04)   Frederick M. Franks, Jr.

05)   Michael W. Grebe

06)   Kathleen J. Hempel

07)   Harvey N. Medvin

08)   J. Peter Mosling, Jr.

09)   Craig P. Omtvedt

10)   Timothy J. Roemer

11)   Richard G. Sim

12)   Charles L. Szews

2.     Approval of the 2009 Incentive Stock and Awards Plan.

3.     Ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the Company’s independent auditors for fiscal year 2009.

B.    The Board of Directors recommends a vote AGAINST the following Proposal.

4.     Shareholder proposal, if properly presented, requesting the Company to reincorporate in North Dakota.

C.    Other Business

5.     To consider and act on such other business as may properly come before the Annual Meeting.

R1OSK 3

R1OSK4

OSHKOSH CORPORATION

ATTN: INVESTOR RELATIONS

2307 OREGON STREET

OSHKOSH, WI 54903-2566

VOTE BY INTERNET- www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on February 2, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

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VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on February 2, 2009. Have your proxy card in hand when you call and then follow the instructions.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return itto Vote Processing, c/c Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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DETACH AND RETURN THIS PORTION ONLY

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OSHKOSH CORPORATION

A.	The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

1.	Election of Directors	For All	Withhold All	For All Except

	Nominees:	☐	☐	☐

01) 02) 03) 04) 05) 06)	J. William Andersen Robert G. Bohn Richard M. Donnelly Frederick M. Franks, Jr. Michael W. Grebe Kathleen J. Hempel	07) 08) 09) 10) 11) 12)	Harvey N. Medvin J. Peter Mosling, Jr. Craig P. Omtvedt Timothy J. Roemer Richard G. Sim Charles L. Szews	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

		For	Against	Abstain

2.	Approval of the 2009 Incentive Stock and Awards Plan.	☐	☐	☐

3.	Ratification of the appointment of Deloitte & Touche LL an independent registered public accounting firm, as the Company’s independent auditors for fiscal year 2009.	☐	☐	☐

B.	The Board of Directors recommends a vote AGAINST the following Proposal.	For	Against	Abstain

4.	Shareholder proposal, if properly presented, requesting the Company to reincorporate in North Dakota.	☐	☐	☐

C.	Other Business

5.	To consider and act on such other business as may properly come before the Annual Meeting.

Please indicate if you plan to attend this meeting.		Yes	No

		☐	☐

D.	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed. Signature(s) in Box

I hereby acknowledge receipt of the Notice of said Annual Meeting and the accompanying Proxy Statement and Annual Report.

Note: Please sign name exactly as it appears hereon. When signing as attorney, executor, trustee or guardian, please add title. For joint accounts, each owner should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy statement and Annual Report are available at www.proxyvote.com.

OSHKO2

PROXY

OSHKOSH CORPORATION

Revocable Proxy for the 2009 Annual Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I hereby appoint Robert G. Bohn and Bryan J. Blankfield, and each of them, with full power to act without the other, and each with full power of substitution (the “Proxies”), as my proxy to vote all shares of Common Stock that I am entitled to vote at the Annual Meeting of Shareholders of Oshkosh Corporation (the “Company”) to be held at the Hilton Garden Inn, 1355 West 20th Avenue, Oshkosh, Wisconsin, at 10:00 a.m. CST, on Tuesday, February 3, 2009, or at any adjournment thereof, as set forth herein, hereby revoking any proxy previously given.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

IF NO DIRECTION IS MADE, THEN THE PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN ITEM 1, “FOR” THE PROPOSAL TO APPROVE THE 2009 INCENTIVE STOCK AND AWARDS PLAN IN ITEM 2, “FOR” THE RATIFICATION OF AUDITORS IN ITEM 3 AND “AGAINST” THE SHAREHOLDER PROPOSAL IN ITEM 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

QuickLinks

  VOTING PROCEDURES
  GOVERNANCE OF THE COMPANY
  STOCK OWNERSHIP
  REPORT OF THE HUMAN RESOURCES COMMITTEE
EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
  Introduction
  Oversight
  Compensation Philosophy and Objectives
  Annual Compensation Plans Design Review
  Determining Pay Levels
  Base Salary
  Annual Cash Incentive Awards
  Equity-Based Long-Term Incentive Awards
  Stock Options
  Performance Share Awards
  Retirement Benefits
  Deferred Compensation
  Grants of Plan Based Awards
  Outstanding Equity Awards at September 30, 2008
  Option Exercises and Stock Vested Table
  Pension Benefits
  Non-Qualified Deferred Compensation
  DIRECTOR COMPENSATION
  PROPOSALS REQUIRING YOUR VOTE
Proposal 1: Election of Directors
Proposal 2: Amend our Restated Articles of Incorporation
  Summary of Proposal